                                                      Rule 424(b)(5)
                                                      Registration No. 333-59381

Prospectus Supplement
(To Prospectus dated September 9, 1998)

[LOGO OF ALCOA]

Alcoa Inc.
$500,000,000 7 1/4% Notes due 2005
Issue price: 99.652%

$1,000,000,000 7 3/8% Notes due 2010
Issue price: 99.202%

Interest payable February 1 and August 1

The 2005 Notes will mature on August 1, 2005 and the 2010 Notes will mature on August 1, 2010. Interest will accrue from July 20, 2000. The notes are redeemable in whole or in part at the option of Alcoa and in whole if certain events occur involving U.S. taxation. See "Description of the Notes--Tax Redemption" and "Description of the Notes--Optional Redemption." The notes will be offered and sold in multiples of U.S.$1,000.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

------------------------------------------------------
                            Underwriting
               Price to     Discounts and Proceeds to
               Public       Commissions   Company
------------------------------------------------------
Per 2005 Note  99.652%      0.475%        99.177%
------------------------------------------------------
Total          $498,260,000 $2,375,000    $495,885,000
------------------------------------------------------
Per 2010 Note  99.202%      0.550%        98.652%
------------------------------------------------------
Total          $992,020,000 $5,500,000    $986,520,000
------------------------------------------------------

Application has been made to list the notes on the Luxembourg Stock Exchange.

The underwriters have agreed to purchase all the notes if any notes are purchased. We expect that delivery of the notes will be made to investors on or about July 20, 2000 in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants, including Clearstream, Luxembourg or the Euroclear System.

J.P. Morgan & Co.                                           Salomon Smith Barney

July 17, 2000

                               TABLE OF CONTENTS

                             Prospectus Supplement

                                                                          Page
                                                                          ----
Where You Can Find More Information......................................  S-3
Incorporation by Reference...............................................  S-3
Cautionary Statement Regarding Forward-Looking Statements................  S-5
Alcoa Inc. ..............................................................  S-6
Capitalization...........................................................  S-8
Ratios of Earnings to Fixed Charges......................................  S-8
Use of Proceeds..........................................................  S-9
Directors and Executive Officers......................................... S-10
Selected Historical Financial Data....................................... S-11
Unaudited Pro Forma Condensed Consolidated Financial Statements.......... S-12
Description of the Notes................................................. S-18
United States Federal Income Tax Consequences to Non-U.S. Holders of
 Notes................................................................... S-25
Underwriting............................................................. S-27
Legal Matters............................................................ S-28
General Information...................................................... S-29

                                   Prospectus

Available Information....................................................    2
Incorporation of Certain Documents by Reference..........................    2
The Company..............................................................    4
Ratios of Earnings to Fixed Charges......................................    4
Alcoa Trust I............................................................    5
Use of Proceeds..........................................................    5
Description of Senior Debt Securities....................................    6
Description of the Subordinated Debt Securities..........................   22
Description of Warrants..................................................   28
Description of Preferred Stock...........................................   29
Description of Common Stock..............................................   32
Description of Trust Preferred Securities and Trust Guarantee............   35
Plan of Distribution.....................................................   38
Legal Opinions...........................................................   39
Experts..................................................................   39

You should only rely on the information contained or incorporated by reference in this prospectus supplement and the prospectus. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement is accurate as of any date other than the date on the front cover of this prospectus supplement. Our business, financial condition, results of operations and prospects may have changed since that date.

The distribution of this prospectus supplement and prospectus and the offering of the notes in certain jurisdictions may be restricted by law. This prospectus supplement and prospectus do not constitute an offer, or an invitation on our behalf or on behalf of the underwriters or any of them to subscribe to or purchase, any of the notes, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation. See "Underwriting."

The prospectus supplement and the prospectus include particulars given in compliance with the rules governing the listing of securities on the Luxembourg Stock Exchange for the purpose of giving information with regard to Alcoa Inc. (also referred to as "Alcoa" or the "Company"). The Luxembourg Stock Exchange takes no responsibility for the contents of this document, makes no representation as to its accuracy or completeness and expressly disclaims any liability whatsoever for any loss howsoever arising from or in reliance upon the whole or any part of the contents of this prospectus supplement and related prospectus.

We cannot guarantee that listing will be obtained on the Luxembourg Stock Exchange. Inquiries regarding our listing status on the Luxembourg Stock Exchange should be directed to our Luxembourg listing agent, Deutsche Bank Luxembourg S. A., Boulevard F. D. Roosevelt 14, L-2450, Luxembourg.

All references in this prospectus supplement to "U.S. dollars," "dollars," "U.S. $," or "$" are to the currency of the United States of America.

                      WHERE YOU CAN FIND MORE INFORMATION

Alcoa Inc. files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Its SEC filings are available over the Internet at the SEC's web site at http://www.sec.gov. You also may read and copy any document it files with the SEC at the SEC's public reference rooms at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; Seven World Trade Center, 13th Floor, New York, New York 10048; and Citicorp Center, 500 West Madison Street (Suite 1400), Chicago, Illinois 60661. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. Alcoa's common stock is listed and traded on the New York Stock Exchange (the "NYSE"). You may also inspect the information it files with the NYSE at the NYSE's offices at 20 Broad Street, New York, New York 10005.

                           INCORPORATION BY REFERENCE

The SEC allows Alcoa to "incorporate by reference" the information in documents it files with the SEC. This means that Alcoa can disclose important information to you by referring you to those documents. Any information Alcoa files with the SEC after the date of this prospectus supplement will automatically update and supersede the information contained or incorporated by reference in this prospectus supplement.

Alcoa incorporates by reference the following documents that it has filed with the SEC:

  Annual Report on Form 10-K for the fiscal year ended December 31, 1999;

  Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2000;
  and

  Current Reports on Form 8-K dated January 10, 2000, January 18, 2000, January 19, 2000, May 8, 2000 (as amended by Form 8-K/A filed July 10,
  2000), May 15, 2000 and June 22, 2000.

Alcoa also incorporates by reference any future filings it will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus supplement, but before the end of the offering of the securities made by this prospectus supplement.

You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting Alcoa at the following address:

                                   Alcoa Inc.
                              Attention: Treasurer
                              201 Isabella Street
                      Pittsburgh, Pennsylvania 15212-5858
                           Telephone: (412) 553-4545

           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement includes and incorporates by reference certain statements that may be deemed to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. This prospectus supplement also includes information relating to Alcoa that is based on the beliefs of the management of Alcoa, as well as assumptions made by, and information currently available to, the management of Alcoa. When used in this prospectus supplement, the words "anticipate," "believe," "estimate," "expect," "intend" and similar expressions, as they relate to Alcoa or the management of Alcoa, identify forward-looking statements. Such statements, which include, without limitation, the matters set forth in this prospectus supplement under the caption "Alcoa Inc.," reflect the views of Alcoa with respect to future events, the outcome of which is subject to certain risks. These forward-looking statements are also subject to uncertainties and assumptions relating to the operations and results of operations of Alcoa. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described, as anticipated, believed, estimated, expected or intended.

You should understand that the following important factors, along with those discussed elsewhere in this prospectus supplement and in the documents that we incorporate by reference, could affect the future results of Alcoa, and could cause those results to differ materially from those expressed in the forward-looking statements:

 . materially adverse changes in economic or industry conditions generally or in the markets served by Alcoa;

 . political and economic risk associated with foreign activities, including political instability in relevant areas of the world and fluctuations in foreign currencies;

 . changes in the supply and demand for and the price of aluminum, aluminum products, and other products;

 .  material changes in available technology;

 . operating factors such as supply disruptions, the failure of equipment or processes to meet specifications, changes in operating conditions, substantial increases in power costs, and weather;

 . failure to complete capital projects as scheduled and within budget or failure to successfully launch new growth or strategic business programs;

 .  labor relations;

 . environmental risks and liability under federal, state and foreign environmental laws and regulations;

 . changes in laws and regulations, both U.S. and foreign, or their interpretation and application, including changes in tax laws and interpretation and application of tax laws;

 . unanticipated legal proceedings or investigations or the disposition of current proceedings other than as anticipated by Alcoa's management;

 . relationships with and financial and operating conditions of customers or suppliers;

 .  the actions of competitors;

 . the success of Alcoa's sale of assets to be divested as a result of the consent decrees associated with the Reynolds Metals merger;

 .  the ability to integrate the businesses of Alcoa, Reynolds Metals, Cordant
   Technologies and Howmet and to realize expected synergies and strategic benefits successfully after the mergers;

 . the challenges inherent in diverting management's focus and resources from operational matters during the integration process; and

 . opportunities that may be presented to and pursued by the combined company after the mergers.

                                   ALCOA INC.

General

Formed in 1888 under the laws of the Commonwealth of Pennsylvania, Alcoa Inc. ("Alcoa" or the "Company") has its registered office in Pittsburgh, Pennsylvania. The name of the Company was changed, effective January 1, 1999, from Aluminum Company of America to Alcoa Inc.

Alcoa is the world's leading producer of primary aluminum, fabricated aluminum, aluminum foil and alumina. The Company is a major participant in all phases of the aluminum industry: mining, refining, smelting, fabricating and recycling. In addition, Alcoa is active in selected, non-aluminum businesses including electrical components for the automotive industry and fiber optic cable and services for the telecommunications industry, plastic closures and packaging equipment, rocket propulsion systems, and residential building products. Alcoa serves customers worldwide with a great variety of fabricated and finished products primarily in the transportation (including aerospace, automotive, rail and shipping), packaging and consumer, building, construction and distribution, and industrial markets.

Alcoa operates in the following worldwide business segments: Alumina and Chemicals, Primary Metals, Flat-Rolled Products, Engineered Products and Packaging and Consumer. All of the Company's products that do not fall into one of those five segments are reported in the category titled "Other Businesses."

Alumina and Chemicals--Primary activities include bauxite mining and alumina refining. Alumina is sold to internal and external customers worldwide and is also processed into industrial chemicals.

Primary Metals--This is Alcoa's worldwide smelting system. Alumina from the Alumina and Chemicals segment is used to produce aluminum ingot which is used by a variety of Alcoa fabricating businesses as well as sold outside the company. Reynolds Metals' smelters have been added to this segment.

Flat-Rolled Products--The main products here are aluminum sheet and plate. These products include rigid container sheet (RCS) for aluminum beverage cans, sheet and plate for aerospace applications, and mill products for a variety of industrial uses.

Engineered Products--Products in this segment include hard and soft alloy extrusions--including architectural extrusion businesses--castings, fasteners, forgings and wheels, primarily for aerospace, automotive and distribution markets. The Huck and Howmet businesses acquired under the Cordant Technologies acquisition are in this segment as well as Reynolds Metals' wheels business.

Packaging and Consumer--This segment includes closures, packaging machinery, PET bottle business in Latin America and Reynolds Metals' packaging and consumer businesses. (The Alcoa businesses here were formerly reported as "Other" businesses.)

Other Businesses--The operations listed here include Alcoa Fujikura, which produces electrical components for the automotive industry and fiber optic cable and services for the telecommunications industry; Thiokol, which produces rocket propulsion systems; Alcoa residential building products; and Reynolds Metals' distribution businesses.

Alcoa is organized into 26 independently-managed business units and has over 300 operating locations in 36 countries with approximately 140,000 employees.

Recent Developments

Reynolds Metals Company

On August 19, 1999, Alcoa and Reynolds Metals Company ("Reynolds Metals") announced that they had reached a definitive merger agreement under which Alcoa would acquire all outstanding shares of Reynolds Metals in a tax-free stock-for-stock exchange of 1.06 shares of Alcoa common stock for each share of Reynolds Metals common stock. On February 11, 2000, the stockholders of Reynolds Metals approved the proposed merger transaction.

On May 3, 2000, Alcoa and Reynolds Metals announced that the U. S. Department of Justice (DOJ) and the European Union (EU) had approved the proposed merger and that the merger had been completed. Under the terms of a consent decree entered into with the DOJ and an undertaking agreed with the EU, Alcoa will sell a 25% interest in Reynolds Metals' Longview, Washington aluminum smelter, as well as Reynolds Metals' interest in three alumina refineries: Worsley, Australia (56% owned); Stade, Germany (50% owned); and Sherwin, Texas (100% owned).

These divestitures are required to be completed within six months of the merger date of May 3, 2000 (nine months for Worsley). Alcoa may seek extensions to these time periods under certain circumstances.

Cordant Technologies Inc. and Howmet International Inc.

On March 14, 2000, Alcoa and Cordant Technologies Inc. ("Cordant Technologies") announced that they had entered into a definitive agreement under which Alcoa would acquire all outstanding shares of Cordant Technologies for $57.00 per share in cash.

Cordant Technologies is composed of three business units:

  . Howmet Castings, a supplier of investment cast super-alloy and titanium components used in aerospace and industrial gas turbine applications;

  . Huck Fasteners, a designer and manufacturer of high-performance fasteners and fastening systems; and

  . Thiokol Propulsion, a supplier of solid fuel rocket propulsion systems.

Following clearance from U.S. antitrust authorities and the EU, Alcoa announced the completion of its cash tender offer for the outstanding shares of Cordant Technologies on May 22, 2000 and the completion of its acquisition of Cordant Technologies on May 25, 2000.

On April 13, 2000, Alcoa announced its intent to begin a cash tender offer to purchase all of the publicly held shares of common stock of Howmet International Inc. ("Howmet") at a price of $20.00 per share in cash. Cordant Technologies owned 84.7% of Howmet.

On June 2, 2000, Alcoa announced the execution of a definitive merger agreement with Howmet. Under the merger agreement, which was approved by the Independent Directors Committee of the Howmet Board of Directors, Alcoa offered to purchase all of the publicly held Howmet shares for $21.00 per share in cash.

On June 20, 2000, Alcoa completed its acquisition of Howmet.

Operating Results (unaudited)

Alcoa reported net income of $377 million (47 cents per diluted share) for the second quarter of 2000 compared with net income of $240 million (32 cents per share) for the 1999 second quarter. Earnings per share were up 47%.

For the first half of 2000, net income was $732 million (94 cents per share) compared with $461 million (62 cents per share) for the comparable 1999 period
- a 59% increase in earnings and a 52% increase in earnings per share.

Earnings were up 6% from the first quarter, making the 2000 second quarter Alcoa's eighth consecutive quarter of improved earnings.

                                 CAPITALIZATION

The following table sets forth the consolidated capitalization of the Company at June 30, 2000. The table should be read in conjunction with the Company's historical consolidated financial statements and Unaudited Pro Forma Condensed Consolidated Financial Statements and the notes thereto incorporated by reference or included elsewhere in this prospectus supplement. Except as reflected herein, as of the date of this prospectus supplement there has been no material change to our capitalization since June 30, 2000.

                                                                  June 30, 2000
                                                                  -------------
                                                                  (In millions)
                                                                   (unaudited)
Cash, cash equivalents & short-term investments..................    $   396
                                                                  =============
Total Assets.....................................................    $30,832
                                                                  =============
Short-term debt..................................................    $ 3,395
Long-term debt:
  Current portion of long-term debt..............................        315
  Long-term debt.................................................      4,608
                                                                  -------------
    Total debt...................................................    $ 8,318
                                                                  =============
Minority Interests...............................................    $ 1,445
                                                                  =============
Shareholders' equity:
  Preferred stock, $100 par value; 557,740 shares authorized;
   557,649 shares issued.........................................    $    56
  Common stock, $1.00 par value; 1.8 billion shares authorized
   (a); 865,304,034 shares issued................................        925
  Additional Capital.............................................      5,921
  Retained Earnings..............................................      6,592
  Treasury stock, at cost........................................     (1,696)
  Accumulated other comprehensive income.........................       (758)
                                                                  -------------
    Total Shareholders' equity...................................    $11,040
                                                                  =============
Total capitalization.............................................    $20,803
Total Debt/Capitalization........................................       40.0%
Long-term Debt/Long-term Capitalization..........................       28.3%

(a) On May 12, 2000, the Company increased the number of shares of its authorized common stock to 1.8 billion shares and it completed a two-for-one stock split on June 9, 2000.

                      RATIOS OF EARNINGS TO FIXED CHARGES

The following table sets forth the ratio of Alcoa's earnings to fixed charges for the periods indicated:

                                                                              Three Months Ended
                 Year Ended December 31,                                           March 31,
       -------------------------------------------------------------          ------------------
       1999       1998           1997           1996           1995                  2000
       ----       ----           ----           ----           ----                  ----
       8.3        7.2            9.4            7.2            10.4                  12.0

The ratios include all earnings, before extraordinary items and the cumulative effects of accounting changes, and fixed charges of Alcoa and its majority owned subsidiaries plus Alcoa's proportionate share of earnings of 50% owned entities. Earnings have been calculated by adding to net income the provision for taxes on income, amortization of capitalized interest, interest expense and an amount representative of the interest factor in rentals and the distributed income of less than 50% owned entities, and have been decreased by the undistributed earnings of entities less than 50% owned, preferred stock dividend requirements of majority owned subsidiaries and the minority interest share in the losses of majority owned subsidiaries without fixed charges of Alcoa. Fixed charges consist of total interest expense, amortization of debt expense, an amount representative of the interest factor in rentals, capitalized interest and preferred stock dividend requirements of majority owned subsidiaries.

                                USE OF PROCEEDS

The net proceeds of the offering are estimated to be $1,481,395,000. Alcoa intends to use the net proceeds of the offering to refinance outstanding extendible commercial notes, commercial paper and short-term debt and for general corporate purposes. This indebtedness has a weighted average interest rate of approximately 6.65% and it typically has a weighted average maturity of less than 60 days. In addition, we are frequently engaged in the evaluation of, and discussions with, potential acquisition candidates.

Pending any specific application, we may initially invest funds in short-term marketable securities. Following repayment of such indebtedness, we expect to incur additional indebtedness under our commercial paper program or otherwise in the ordinary course of business.

                        DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the name and present principal occupation or employment of each director and executive officer of Alcoa. The business address of each such person is Alcoa Corporate Center, 201 Isabella Street, Pittsburgh, Pennsylvania 15212-5858.

                                Present Principal Occupation
 Name                                  or Employment
 ----                           ----------------------------
 Directors

 Alain J.P. Belda       President and Chief Executive Officer, Alcoa Inc.

 Kenneth W. Dam         Max Pam Professor of American and Foreign Law, University
                        of Chicago Law School

 Joseph T. Gorman       Chairman and Chief Executive Officer, TRW Inc.

 Judith M. Gueron       President, Manpower Demonstration Research Corporation

 Sir Ronald Hampel      Chairman, United News & Media plc

 Hugh M. Morgan         Managing Director and Chief Executive Officer, WMC
                        Limited

 John P. Mulroney       (Former) President and Chief Operating Officer, Rohm and
                        Haas Company

 Paul H. O'Neill        Chairman of the Board, Alcoa Inc.

 Henry B. Schacht       Managing Director, E. M. Warburg, Pincus & Co., LLC

 Franklin A. Thomas     Consultant, TFF Study Group

 Marina v.N. Whitman    Professor of Business Administration and Public Policy,
                        School of Business Administration and the School of
                        Public Policy, University of Michigan

 Executive Officers

 Alain J. P. Belda      President and Chief Executive Officer

 Ricardo E. Belda       Vice President and Group President--Alcoa Europe

 Michael Coleman        Vice President and President--Alcoa Rigid Packaging
                        Division

 L. Patrick Hassey      Executive Vice President and Group President--Industrial
                        Components and Chief Executive Officer, Cordant
                        Technologies Inc.

 Barbara S. Jeremiah    Vice President--Corporate Development

 Richard B. Kelson      Executive Vice President and Chief Financial Officer

 William E. Leahey, Jr. Vice President and Group President--Packaging and
                        Consumer

 Frank L. Lederman      Vice President and Chief Technical Officer

 Timothy S. Mock        Vice President and Controller

 Joseph C. Muscari      Vice President--Environment, Health and Safety, Audit and
                        Compliance

 G. John Pizzey         Vice President and Group President--Primary Products

 Lawrence R. Purtell    Executive Vice President and General Counsel

 Robert F. Slagle       Executive Vice President, Human Resources and
                        Communications

 G. Keith Turnbull      Executive Vice President--Alcoa Business System

                       SELECTED HISTORICAL FINANCIAL DATA

The selected historical financial data of Alcoa set forth below have been derived from the historical consolidated financial statements of Alcoa as they appeared in Alcoa's Annual Report on Form 10-K filed with the SEC for the year ended December 31, 1999, and Alcoa's Quarterly Report on Form 10-Q filed with the SEC for the period ended March 31, 2000. Results for the three months ended March 31, 2000 are not necessarily indicative of the results that may be expected for the entire year. Per-share amounts have been restated to reflect the two-for-one stock split that was completed on June 9, 2000.

                               At or for the
                                Three Months
                              ended March 31,          At or for the Year Ended
                                (unaudited)                  December 31,
                             ---------------------     ----------------------------------
                               2000         1999         1999          1998        1997
                             ---------    --------     --------      --------     -------
                                (dollars in millions, except per-share
                                               amounts
                                          and ingot prices)
Operating Results
Sales......................  $   4,531    $  3,985     $ 16,323      $ 15,340     $13,319
Other income...............         41          (4)         124           149         163
Cost of goods sold.........      3,332       3,127       12,536        11,933      10,275
Selling, general
 administrative and other
 expenses..................        227         192          851           783         682
Research and development
 expenses..................         39          27          128           128         143
Depreciation and
 depletion.................        225         219          888           842         735
Special items--(income)....        --          --            --            --         (96)
Interest expense...........         51          53          195           198         141
Taxes on income............        238         116          553           514         529
Income from operations.....        460         247        1,296         1,091       1,073
Minority interests.........       (105)        (26)        (242)         (238)       (268)
Net income.................        355         221        1,054           853         805
                             ---------    --------     --------      --------     -------
 Alcoa's average realized
  price per pound for
  aluminum ingot...........        .79         .63          .67           .67         .75
 Average U.S. market price
  per pound for aluminum
  ingot (Metals Week)......        .79         .59          .66           .66         .77
                             ---------    --------     --------      --------     -------
Dividends Declared
Preferred stock............          1           1            2             2           2
Common stock...............         90          73          296           263         169
                             ---------    --------     --------      --------     -------
Financial Position
 Working capital...........      1,335       1,718        1,797         1,757       1,964
 Properties, plants and
  equipment................      9,003       9,089        9,133         9,134       6,667
 Other liabilities, net....       (460)       (505)        (497)         (482)     (1,315)
 Total assets..............     17,110      17,103       17,066        17,463      13,071
 Long-term debt
  (noncurrent).............      2,406       2,842        2,657         2,877       1,457
 Minority interests........      1,475       1,455        1,458         1,476       1,440
 Shareholders' equity......      5,997       6,005        6,318         6,056       4,419
                             ---------    --------     --------      --------     -------
Common Share Data
(dollars per share)
Basic earnings per share...        .49         .30         1.44          1.22        1.17
Diluted earnings per
 share.....................        .48         .30         1.41          1.21        1.16
Dividends declared.........       .125       .1006        .4025          .375        .244
Book value (based on shares
 outstanding)..............       8.16        8.11         8.51          8.18        6.49
Price range: High..........         43         22 3/8       41 11/16      20 5/16     22 13/32
       Low.................        30 5/8      18 7/16      17 31/32      14 1/2      16 1/16
Shareholders (number)......       N.A.        N.A.      370,000       238,000     191,600
Average shares outstanding
 (thousands)...............    732,872     733,922      733,888       698,228     688,904
                             ---------    --------     --------      --------     -------
Operating Data
(thousands of metric tons)
Alumina shipments..........      1,833       1,664        7,054         7,130       7,223
Aluminum product shipments:
 Primary...................        339         370        1,411         1,367         920
 Fabricated and finished
  products.................        794         762        3,067         2,584       2,036
   Total...................      1,133       1,132        4,478         3,951       2,956
Primary aluminum capacity:
 Consolidated..............      3,184       3,182        3,182         3,159       2,108
 Total, including
  affiliates' and others'
  share of joint
  ventures.................      4,024       4,022        4,024         3,984       2,652
Primary aluminum
 production:
 Consolidated..............        710         703        2,851         2,471       1,725
 Total, including
  affiliates' and others'
  share of joint
  ventures.................        919         919        3,695         3,158       2,254
                             ---------    --------     --------      --------     -------
Other Statistics
Capital expenditures.......  $     176    $    194     $    920      $    932     $   913
Number of employees........    107,700     103,500      107,700       103,500      81,600
Pretax profit on revenues
 (%).......................       15.4         9.1         11.3          10.4        11.9
Return on average
 shareholders' equity (%)..       21.5        14.1         17.2          16.3        18.1
Return on average invested
 capital (%)...............       18.4        10.6         13.8          13.8        15.5
                             ---------    --------     --------      --------     -------

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following Unaudited Pro Forma Condensed Consolidated Financial Statements are based on and should be read in conjunction with the historical consolidated financial statements of Alcoa and Reynolds, including the notes thereto. These financial statements have been adjusted to give effect to the merger with Reynolds. The Unaudited Pro Forma Condensed Consolidated Earnings Statement does not (a) purport to represent what the results of operations actually would have been if the above transaction had occurred as of the date indicated or what such results will be for any future periods or (b) give effect to certain nonrecurring charges expected to result from the Reynolds acquisition.

The Unaudited Pro Forma Condensed Consolidated Earnings Statements for the three month period ended March 31, 2000 and for the year ended December 31, 1999 give effect to the Reynolds merger and related transactions as if such transactions had occurred on January 1, 1999. The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2000 gives effect to the Reynolds merger and related transactions as if such transaction had occurred on that date.

The pro forma adjustments are based upon available information and include certain assumptions and adjustments that the management of Alcoa believes to be reasonable. These adjustments are directly attributable to the transaction referenced above and are expected to have a continuing impact on Alcoa's business, results of operations and financial position. Reynolds has certain severance plans, agreements and policies applicable to its executive management and salaried employees. Some covered persons are entitled to severance benefits under these arrangements. The amount payable under these arrangements will range from $215 to $250 million pre-tax. The final amount to be paid has not been determined as Alcoa is presently in the process of determining which employees will be affected. However, the known amount of $215 million has been reflected in the purchase price allocation. Alcoa has announced a curtailment of Reynolds' Troutdale, Oregon smelter. This will result in severance and related costs of $85 million pre-tax which has been included in the range of severance benefits discussed above. Alcoa has completed a preliminary assessment of potential benefits from synergies which are estimated at this time to be $300 million over the next two years. The Unaudited Pro Forma Condensed Consolidated Financial Statements do not include any adjustments related to synergies.

The merger with Reynolds has been accounted for using the purchase method of accounting. The total purchase costs of the acquisition will be allocated to the tangible and intangible assets and liabilities acquired based upon their estimated fair values. The purchase price allocation is preliminary, based on facts currently known to Alcoa. Management is not aware of any significant unrecorded obligations or contingencies, other than the severance and related costs referred to above, and, except as noted above, does not believe that the final purchase price allocation will materially differ from that included in the pro forma financial information contained herein. The final allocation of the purchase price will be made based upon valuations and other studies that have not been completed.

As part of the merger agreement, Alcoa agreed to divest the following Reynolds operations:

 . Reynolds 56% stake in its alumina refinery at Worsley, Australia,

 . Reynolds 50% stake in its alumina refinery at Stade, Germany,

 . 100% of Reynolds alumina refinery at Sherwin, Texas and

 . 25% of Reynolds interest in its aluminum smelter at Longview, Washington

These divestitures are required to be completed within six months of the merger date of May 3, 2000 (nine months for Worsley). The Unaudited Pro Forma Condensed Consolidated Financial Statements have been adjusted, in accordance with EITF 87-11 "Allocation of Purchase Price to Assets to be Sold," to record the impact of these divestitures. The net assets to be divested have been reported as assets held for sale in the Unaudited Pro Forma Condensed Consolidated Balance Sheet and the results of operations from these assets have been removed from the Unaudited Pro Forma Condensed Consolidated Earnings Statements.

On June 9, 2000, Alcoa completed a two-for-one stock split that was approved by shareholders on May 12, 2000. Per share amounts in the following Unaudited Pro Forma Condensed Consolidated Financial Statements have been labeled as pre-split or post-split to eliminate uncertainty.

                                   Alcoa Inc.

            Unaudited Pro Forma Condensed Consolidated Balance Sheet
                              As of March 31, 2000
                             (dollars in millions)

                                              Historical
                                   Historical  Reynolds   Pro Forma       Pro
                                     Alcoa       (A)     Adjustments     Forma
                                   ---------- ---------- -----------    -------
ASSETS
Current Assets
  Cash, cash equivalents and
   short-term investments........   $   289    $    54     $   (30) (B) $   313
  Receivables from customers,
   less allowances...............     2,538        722         (50) (D)   3,210
  Inventories....................     1,645        586         284  (B)
                                                               (44) (D)   2,471
  Prepaid expenses and other
   current assets................       489         62          (1) (D)     550
                                   ---------- ---------- -----------    -------
    Total current assets.........     4,961      1,424         159        6,544
  Properties, plant and
   equipment.....................    18,363      4,335       1,611  (B)
                                                            (2,343) (B)
                                                              (873) (D)  21,093
  Less: accumulated depreciation,
   depletion and amortization....    (9,360)    (2,343)      2,343  (B)  (9,360)
                                   ---------- ---------- -----------    -------
  Net properties, plant and
   equipment.....................     9,003      1,992         738       11,733
  Goodwill.......................     1,338         --       1,089  (B)   2,427
  Other assets including assets
   held for sale.................     1,808      2,623       1,055  (D)   5,486
                                   ---------- ---------- -----------    -------
    Total Assets.................   $17,110    $ 6,039     $ 3,041      $26,190
                                   ========== ========== ===========    =======
LIABILITIES
  Short term borrowings..........   $   684    $   177          --      $   861
  Accounts payable and accrued
   liabilities...................     2,640        798     $   (73) (D)
                                                               215  (B)   3,580
  Long-term debt due within one
   year..........................       302        147          --          449
                                   ---------- ---------- -----------    -------
    Total current liabilities....     3,626      1,122         142        4,890
Long-term debt...................     2,406      1,150          --        3,556
Accrued postretirement benefits..     1,705        966        (261) (B)   2,410
Other noncurrent liabilities and
 deferred costs..................     1,901        584         (16) (D)
                                                               730  (B)   3,199
                                   ---------- ---------- -----------    -------
    Total liabilities............     9,638      3,822         595       14,055
Minority interests...............     1,475         13          31  (D)   1,519
Shareholders' Equity
  Preferred stock................        56         --          --           56
  Common stock...................       790      1,588      (1,588) (B)
                                                               135  (C)     925
  Additional capital.............     1,363         --       4,367  (C)   5,730
  Retained earnings..............     6,232      1,305      (1,305) (B)   6,232
  Common stock to be issued under
   options ......................        --         --         117  (B)     117
  Treasury stock, at cost........    (1,727)      (626)        626  (B)  (1,727)
  Accumulated other comprehensive
   income........................      (717)       (63)         63  (B)    (717)
                                   ---------- ---------- -----------    -------
    Total shareholders' equity...     5,997      2,204       2,415       10,616
                                   ---------- ---------- -----------    -------
    Total Liabilities and
     Equity......................   $17,110    $ 6,039     $ 3,041      $26,190
                                   ========== ========== ===========    =======

The accompanying notes are an integral part of the unaudited pro forma condensed consolidated financial statements.

                                   Alcoa Inc.

         Unaudited Pro Forma Condensed Consolidated Earnings Statement
                        For the Three-month Period Ended
                                 March 31, 2000
                (dollars in millions, except per share amounts)

                                        Historical
                            Historical   Reynolds   Pro Forma        Pro
                              Alcoa        (A)     Adjustments      Forma
                            ----------  ---------- -----------      ------
Revenues
  Sales....................     $4,531    $1,313         $ (55) (E)
                                                           (64) (D) $5,725
  Other income.............         41         6            --          47
                            ----------  ---------- -----------      ------
                                 4,572     1,319          (119)      5,772
Costs and Expenses
  Cost of goods sold.......      3,332     1,047           (55) (E)
                                                           (16) (D)  4,308
  Selling, general
   administrative and other
   expenses................        227        82            (1) (D)    308
  Research and development
   expenses................         39         6            --          45
  Provision for
   depreciation, depletion
   and amortization........        225        61            17  (G)
                                                            (8) (D)    295
  Interest expense.........         51        18            --          69
  Merger-related expenses..         --         7            (7) (H)     --
                            ----------  ---------- -----------      ------
                                 3,874     1,221           (70)      5,025
Earnings
  Income before taxes on
   income..................        698        98           (49)        747
  Provision for taxes on
   income..................        238        27           (15) (I)    250
                            ----------  ---------- -----------      ------
  Income from operations...        460        71           (34)        497
  Minority interests.......       (105)       --            (2) (D)   (107)
                            ----------  ---------- -----------      ------
    Net Income.............     $  355    $   71         $ (36)     $  390
                            ==========  ========== ===========      ======
Earnings per Share (post-
 split)
  Basic....................     $ 0.49    $ 1.11            --      $ 0.45
  Diluted..................     $ 0.48    $ 1.10            --      $ 0.44
Weighted average shares
 outstanding (post-split):
  Basic....................        732        64           (64) (J)
                                                           135  (J)    867
  Diluted..................        744        64           (64) (J)
                                                           136  (J)    880

The accompanying notes are an integral part of the unaudited pro forma condensed consolidated financial statements.

                                   Alcoa Inc.

         Unaudited Pro Forma Condensed Consolidated Earnings Statement
                      For the Year Ended December 31, 1999
                (dollars in millions, except per share amounts)

                                            Historical
                                 Historical  Reynolds   Pro Forma         Pro
                                   Alcoa       (A)     Adjustments       Forma
                                 ---------- ---------- -----------      -------
Revenues
  Sales........................   $16,323     $4,780        $ (191) (E)
                                                              (196) (D) $20,716
  Other income.................       124         16            (1) (D)     139
                                 ---------- ---------- -----------      -------
                                   16,447      4,796          (388)      20,855
Costs and Expenses
  Cost of goods sold...........    12,536      3,928          (191) (E)
                                                              (123) (D)  16,150
  Selling, general
   administrative and other
   expenses....................       851        336           (17) (F)
                                                                (4) (D)   1,166
  Research and development
   expenses....................       128         25            --          153
  Provision for depreciation,
   depletion and amortization
   ............................       888        242            69  (G)
                                                               (37) (D)   1,162
  Interest expense.............       195         75            --          270
  Merger-related expenses......        --         19           (19) (H)      --
                                 ---------- ---------- -----------      -------
                                   14,598      4,625          (322)      18,901
Earnings
  Income before taxes on
   income......................     1,849        171           (66)       1,954
  Provision for taxes on
   income......................       553         47           (14) (I)     586
                                 ---------- ---------- -----------      -------
  Income from operations.......     1,296        124           (52)       1,368
  Minority interests...........      (242)        --            (4) (D)    (246)
                                 ---------- ---------- -----------      -------
    Net Income.................   $ 1,054     $  124        $  (56)     $ 1,122
                                 ========== ========== ===========      =======
Earnings per Share (post-split)
  Basic........................   $  1.44     $ 1.95            --      $  1.29
  Diluted......................   $  1.41     $ 1.94            --      $  1.27
Weighted average shares
 outstanding (post-split):
  Basic........................       734         64           (64) (J)
                                                               135  (J)     869
  Diluted......................       748         64           (64) (J)
                                                               136  (J)     884

The accompanying notes are an integral part of the unaudited pro forma condensed consolidated financial statements.

   Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements
                (dollars in millions, except per-share amounts)

(A) Certain reclassifications have been made to the Reynolds historical financial statements to conform to the presentation to be used by Alcoa.

(B) The Reynolds merger is accounted for as a purchase business combination. The Unaudited Pro Forma Condensed Consolidated Financial Statements do not include any adjustments related to Reynolds restructuring costs or recurring benefits from synergies, except for the Troutdate smelter discussed below. Reynolds has certain severance plans, agreements and policies applicable to its executive management and salaried employees. It is probable that some covered persons will become entitled to severance benefits under these arrangements following the completion of the merger. The amount payable under such arrangements will range from $215 to $250 pre-tax. The final amount to be paid has not been determined at present because Alcoa is in the process of determining which employees will be affected. However, the known amount of $215 has been reflected in the purchase price allocation. Alcoa has announced a curtailment of Reynolds' Troutdale, Oregon smelter. This will result in severance and related costs of $85 million pre-tax which has been included in the range of severance benefits discussed above. Alcoa has completed a preliminary assessment of potential benefits from synergies which are estimated at this time to be $300 over the next two years.

   The purchase price includes an adjustment for deferred income taxes representing the difference between the assigned values and the tax basis of the assets and liabilities acquired. Outstanding Reynolds employee stock options as of May 3, 2000 have been converted to the equivalent Alcoa options. These options were then valued using the Black Scholes Model with a four year life, 29% volatility, 5% risk free interest rate and a 1.6% dividend yield with the resulting value of $117 being added to the purchase price. The weighted average fair market value of these options is $21 per-share (pre-split). The purchase price, including acquisition costs, has been allocated as follows:

      Purchase price:
        Acquisition of outstanding shares of common stock (see note
         C)..........................................................  $ 4,502
        Acquisition expenses incurred by Alcoa.......................       30
        Conversion of outstanding Reynolds options to Alcoa options..      117
        Less: Book value of net assets acquired......................   (2,204)
                                                                       -------
          Increase in basis..........................................  $ 2,445
                                                                       =======
      Allocation of increase in basis:
        Increase in inventory value to convert LIFO to fair value....  $   284
        Increase in the fair value of property, plant and equipment
         and intangibles not including goodwill......................    1,756
        Severance benefits...........................................    (215)
        Adjust pension and postretirement accruals...................      261
        Increase in goodwill.........................................    1,089
        Increase in deferred tax liabilities--long term..............     (730)
                                                                       -------
                                                                       $ 2,445
                                                                       =======

   The purchase price allocation is preliminary and further adjustments may be made based on the completion of final valuation and other studies.

(C) Represents the issuance of Alcoa common stock for all of the common stock of Reynolds at an exchange ratio of 1.06 (pre-split) shares of Alcoa common stock per share of Reynolds common stock. In accordance with generally accepted accounting principles, the value of Alcoa stock to be issued was determined based on the market price of such Alcoa common stock over a reasonable period of time before and after August 18, 1999, the date the merger agreement was executed. This resulted in a value of $66.60 per share (pre-split) of Alcoa stock. Based on these facts, a value of $70.60 (pre-split) was ascribed to each share of Reynolds common stock. Therefore, the acquisition of 63,765,418 shares of Reynolds common stock at a value of $70.60 (pre-split) totaled $4,502.

   The following details the issuance of common stock in connection with the merger agreement.

      Total stock acquisition price paid in shares of Alcoa common stock.........................................................  $4,502
      Par value of Alcoa common stock issued at $33.30 (post-split)..    (135)
                                                                       ------
      Additional capital.............................................  $4,367
                                                                       ======

(D) Represents the Assets, Liabilities, Equity and Results of Operations from Reynolds operations that Alcoa has agreed to divest as part of the merger agreement. These assets include the refineries at Worsley, Australia (56%), Stade, Germany (50%) and Sherwin, Texas (100%), as well as a 25% interest in the aluminum smelter at Longview, Washington.

(E) Represents the elimination of inter-company sales and purchases between Alcoa and Reynolds.

(F) Represents lower pension and OPEB expenses as a result of recording a pro forma adjustment for pension and post-retirement accruals.

(G) Pro forma adjustments have been included to adjust depreciation expense based on property, plant and equipment fair values and the amortization of goodwill. An average useful life of 25 years was assumed for fixed assets and intangibles not including goodwill and a 40-year amortization period was assumed for goodwill.

(H) Represents the elimination of merger-related costs from the pro forma statement of income.

(I) Represents income taxes related to pro forma adjustments at the statutory rate and the impact of certain non-deductible costs.

(J) Represents the conversion of Reynolds common stock and the issuance of 135 million (post-split) shares of Alcoa common stock in connection with the merger. Also included is the dilutive impact of the outstanding Reynolds employees' stock options that have been converted to equivalent Alcoa options.

                            DESCRIPTION OF THE NOTES

The following description of the particular terms of the notes offered hereby supplements the description of the general terms and provisions of the debt securities set forth under "Description of Senior Debt Securities" beginning on page 6 in the accompanying prospectus. This description replaces the description of the notes in the accompanying prospectus, to the extent of any inconsistency. Terms used in this prospectus supplement that are otherwise not defined will have the meanings given to them in the accompanying prospectus.

General

The 2005 Notes will be issued in an aggregate principal amount of $500,000,000, will bear interest from July 20, 2000, at the rate of interest stated on the cover page of this prospectus supplement and will mature on August 1, 2005.

The 2010 Notes will be issued in an aggregate principal amount of $1,000,000,000, will bear interest from July 20, 2000, at the rate of interest stated on the cover page of this prospectus supplement and will mature on August 1, 2010.

Interest will be payable semi-annually on February 1 and August 1, commencing February 1, 2001, to the persons in whose names the notes are registered at the close of business on the January 15 or July 15, as the case may be, next preceding such interest payment date.

The notes will be issued under the Senior Indenture described in the accompanying prospectus. Chase Manhattan Trust Company, National Association, as successor trustee to PNC Bank, National Association, is the trustee under the Senior Indenture. Accordingly, references in this prospectus supplement and the accompanying prospectus to the "Senior Trustee" shall mean Chase Manhattan Trust Company, National Association.

The notes are not subject to the provisions of any optional or mandatory sinking fund. The notes are not convertible or exchangeable into any other security of the Company. The Senior Indenture sets forth the conditions under which the Company may enter into a merger or consolidation, or convey, transfer or lease all or substantially all of its assets or properties (see "Description of Senior Debt Securities--Consolidation, Merger and Sale of Assets" in the prospectus), but the covenants contained therein and the notes will not afford holders protection in the event of a sudden decline in credit rating that may result from a recapitalization, restructuring or other highly leveraged transaction.

Optional Redemption

The notes will be redeemable, as a whole or in part, at our option, at any time or from time to time, on at least 30 days, but not more than 60 days, prior notice mailed to the registered address of each holder of notes, at a redemption price equal to the greater of:

 . 100% of the principal amount of the notes to be redeemed, plus accrued interest, if any, to the redemption date or

 . the sum of the present values of the Remaining Scheduled Payments, as defined below, discounted, on a semiannual basis, assuming a 360-day year consisting of twelve 30-day months, at the Treasury Rate, as defined below, plus 12.5 basis points in the case of the 2005 Notes and 20 basis points in the case of the 2010 Notes, plus, in either case, accrued interest to the date of redemption which has not been paid.

"Treasury Rate" means, with respect to any redemption date for the notes:

 . the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the comparable Treasury Issue; provided that if no maturity is within three months before or after the maturity date for the notes, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from those yields on a straight line basis rounding to the nearest month; or

 . if that release, or any successor release, is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date.

The Treasury Rate will be calculated on the third business day preceding the redemption date.

"Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes.

"Independent Investment Banker" means one of the Reference Treasury Dealers, to be appointed by Alcoa.

"Comparable Treasury Price" means, with respect to any redemption date for the notes:

 . the average of four Reference Treasury Dealer Quotations for that redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations; or

 .  if the Senior Trustee obtains fewer than four Reference Treasury Dealer
   Quotations, the average of all quotations obtained by the Senior Trustee.

"Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the trustee, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Senior Trustee by such Reference Treasury Dealer at 3:30 p.m., New York City time on the third business day preceding such redemption date.

"Reference Treasury Dealer" means each of J.P. Morgan Securities Inc., Salomon Smith Barney Inc., and two other treasury dealers selected by Alcoa, and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer, which we refer to as a "Primary Treasury Dealer," Alcoa will substitute therefor another nationally recognized investment banking firm that is a Primary Treasury Dealer.

"Remaining Scheduled Payments" means, with respect to each note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date but for such redemption; provided, however, that, if such redemption date is not an interest payment date with respect to such note, the amount of the next succeeding scheduled interest payment thereon will be deemed to be reduced by the amount of interest accrued thereon to such redemption date.

On and after the redemption date, interest will cease to accrue on the notes or any portion thereof called for redemption, unless Alcoa defaults in the payment of the redemption price and accrued interest. On or before the redemption date, Alcoa will deposit with a paying agent, or the Senior Trustee, money sufficient to pay the redemption price of and accrued interest on the notes to be redeemed on such date. If less than all of the notes are to be redeemed, the notes to be redeemed shall be selected by the Senior Trustee by such method as the Senior Trustee shall deem fair and appropriate.

Status

The notes will rank pari passu with other unsecured unsubordinated indebtedness of Alcoa.

Defeasance of Certain Obligations

Alcoa may omit to comply with the covenants described under "Description of Senior Debt Securities--Certain Limitations" and the covenants described under "Descriptions of Senior Debt Securities--Consolidation, Merger and Sale of Assets" in the prospectus if the conditions set forth under "Description of Senior Debt Securities--Defeasance and Covenant Defeasance" in the prospectus are satisfied.

Book-Entry, Delivery And Form

The notes will be issued in the form of one or more fully registered global notes, which we refer to as the "Global Notes," which will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, which we refer to as the "Depositary" or "DTC," and registered in the name of Cede & Co., the Depositary's nominee. Beneficial interests in the Global Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in the Depositary. Investors may elect to hold interests in the Global Notes through the Depositary, Clearstream

Banking, Societe Anonyme, which we refer to as "Clearstream, Luxembourg," or Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System, which we refer to as "Euroclear," if they are participants of such systems, or indirectly through organizations which are participants in such systems. Clearstream, Luxembourg and Euroclear will hold interests on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositaries, which in turn will hold such interests in customers' securities accounts in the depositaries' names on the books of the Depositary. Citibank, N.A. will act as depositary for Clearstream, Luxembourg and The Chase Manhattan Bank will act as depositary for Euroclear, which we refer to in such capacities as the "U.S. Depositaries." Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor of the Depositary or its nominee.

The Depositary has advised the Company as follows: the Depositary is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. The Depositary holds securities deposited with it by its participants and facilitates the settlement of transactions among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depositary's participants include securities brokers and dealers, including the underwriters, banks, trust companies, clearing corporations and certain other organizations, some of whom, and/or their representatives, own the Depositary. Access to the Depositary's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Clearstream, Luxembourg advises that it is incorporated under the laws of Luxembourg as a bank. Clearstream, Luxembourg holds securities for its customers, which we refer to as "Clearstream, Luxembourg Customers," and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg Customers through electronic book-entry transfers between their accounts. Clearstream, Luxembourg provides to Clearstream, Luxembourg Customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic securities markets in over 30 countries through established depository and custodial relationships. As a bank, Clearstream, Luxembourg is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, also known as the Commission de Surveillance du Secteur Financier. Clearstream, Luxembourg Customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Clearstream, Luxembourg's Customers in the United States are limited to securities brokers and dealers and banks. Indirect access to Clearstream, Luxembourg is also available to other institutions such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg Customer.

Distributions with respect to the notes held through Clearstream, Luxembourg will be credited to cash accounts of Clearstream, Luxembourg Customers in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream, Luxembourg.

Euroclear advises that it was created in 1968 to hold securities for its participants, which we refer to as "Euroclear Participants," and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York, which we refer to as the "Euroclear Operator," under contract with Euroclear Clearance Systems, S.C., a Belgian cooperative corporation, which we refer to as the "Cooperative." All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Euroclear Operator is the Belgian branch of a New York banking corporation, which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law, which we refer to collectively as, the "Terms and Conditions." The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Distributions with respect to the notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. Depositary for Euroclear.

Euroclear further advises that investors that acquire, hold and transfer interests in the notes by book-entry through accounts with the Euroclear Operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the Global Notes.

The Euroclear Operator advises that under Belgian law, investors that are credited with securities on the records of the Euroclear Operator have a co-property right in the fungible pool of interests in securities on deposit with the Euroclear Operator in an amount equal to the amount of interests in securities credited to their accounts. In the event of the insolvency of the Euroclear Operator, Euroclear Participants would have a right under Belgian law to the return of the amount and type of interests in securities credited to their accounts with the Euroclear Operator. If the Euroclear Operator did not have a sufficient amount of interests in securities on deposit of a particular type to cover the claims of all Euroclear Participants credited with such interests in securities on the Euroclear Operator's records, all Participants having an amount of interests in securities of such type credited to their accounts with the Euroclear Operator would have the right under Belgian law to the return of their pro rata share of the amount of interest in securities actually on deposit.

Under Belgian law, the Euroclear Operator is required to pass on the benefits of ownership in any interests in securities on deposit with it, such as dividends, voting rights and other entitlements, to any person credited with such interests in securities on its records.

Individual certificates in respect of the notes will not be issued in exchange for the Global Notes, except in very limited circumstances. If DTC notifies us that it is unwilling or unable to continue as a clearing system in connection with the Global Notes or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, and a successor clearing system is not appointed by us within 90 days after receiving such notice from DTC or upon becoming aware that DTC is no longer so registered, we will issue or cause to be issued individual certificates in registered form on registration of transfer of, or in exchange for, book-entry interests in the notes represented by such Global Notes upon delivery of such Global Notes for cancellation. In the event that individual certificates are issued, holders of the notes will be able to receive payments, including principal and interest, on the notes and effect transfer of the notes at the offices of our paying and transfer agent in Luxembourg, Deutsche Bank Luxembourg.

Title to book-entry interests in the notes will pass by book-entry registration of the transfer within the records of Clearstream, Luxembourg, Euroclear or DTC, as the case may be, in accordance with their respective procedures. Book-entry interests in the notes may be transferred within Clearstream, Luxembourg and within Euroclear and between Clearstream, Luxembourg and Euroclear in accordance with procedures established for these purposes by Clearstream, Luxembourg and Euroclear. Book-entry interests in the notes may be transferred within DTC in accordance with procedures established for this purpose by DTC. Transfers of book-entry interests in the notes among Clearstream, Luxembourg and Euroclear and DTC may be effected in accordance with procedures established for this purpose by Clearstream, Luxembourg, Euroclear and DTC.

A further description of the Depositary's procedures with respect to the Global Notes is set forth in the accompanying prospectus under "Description of Senior Debt Securities--Book-Entry Securities" beginning on page 10. The Depositary has confirmed to us, the underwriters and the trustee that it intends to follow such procedures.

Global Clearance and Settlement Procedures

Initial settlement for the notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with the Depositary's rules and will be settled in immediately available funds using the Depositary's Same-Day Funds Settlement System. Secondary market trading between Clearstream, Luxembourg Customers and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream, Luxembourg and Euroclear and will be settled using the procedures applicable to conventional Eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through the Depositary on the one hand, and directly or indirectly through Clearstream, Luxembourg Customers or Euroclear Participants, on the other, will be effected in the Depositary in accordance with the Depositary's rules on behalf of the relevant European international clearing system by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines, in European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering interests in the notes to or receiving interests in the notes from the Depositary, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to the Depositary. Clearstream, Luxembourg Customers and Euroclear Participants may not deliver instructions directly to their respective U.S. Depositaries.

Because of time-zone differences, credits of interests in the notes received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the Depositary settlement date. Such credits or any transactions involving interests in such notes settled during such processing will be reported to the relevant Clearstream, Luxembourg Customers or Euroclear Participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of interests in the notes by or through a Clearstream, Luxembourg Customer or a Euroclear Participant to a DTC participant will be received with value on the Depositary settlement rate but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in the Depositary.

Although the Depositary, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of interests in the notes among participants of the Depositary, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be changed or discontinued at any time.

Tax Redemption

The notes may be redeemed as a whole, at our option at any time prior to maturity, upon the giving of a notice of redemption as described below, if (a) we determine that, as a result of any change in or amendment to the laws, or any regulations or rulings promulgated thereunder, of the United States or of any political subdivision or taxing authority thereof or therein, or any change in official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment becomes effective on or after the date of this prospectus supplement, we have or will become obligated to pay additional amounts as described under "--Payment of Additional Amounts" below or (b) a taxing authority of the United States takes an action on or after the date of this prospectus supplement whether or not with respect to us or any of our affiliates that results in a substantial probability that we will or may be required to pay such additional amounts, in either case, with respect to such notes for reasons outside our control and after taking reasonable measures available to us to avoid such obligation. The notes will be redeemed at a redemption price equal to

100% of the principal amount thereof, together with accrued interest to the date fixed for redemption. Prior to the giving of any notice of redemption pursuant to this paragraph, we will deliver to the Senior Trustee:

 . a certificate stating that we are entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to our right to so redeem have occurred, and

 . an opinion of independent counsel satisfactory to the Senior Trustee to the effect that we have or will become obligated or there is a substantial probability that we will or may be required to pay such additional amounts for the reasons described above;

provided that no such notice of redemption shall be given earlier than 60 days prior to the earliest date on which we would be obligated to pay such additional amounts if a payment in respect of the notes were then due.

Notice of redemption will be given not less than 30 nor more than 60 days prior to the date fixed for redemption, which date and the applicable redemption price will be specified in the notice. This notice will be given in accordance with "--Notices" below.

Further Issues

We may from time to time, without notice to, or the consent of, the registered holders of the notes, create and issue further notes equal in rank to the notes offered hereby in all respects (or in all respects except for the payment of interest accruing prior to the issue date of such further notes or except for the first payment of interest following the issue date of such further notes) and so that such further notes may be consolidated and form a single series with the notes and have the same terms as to status, redemption or otherwise as the notes.

Payment of Additional Amounts

We will, subject to certain exceptions and limitations set forth below, pay such additional amounts to the beneficial owner of any note who is a Non-U.S. Holder, as defined below, as may be necessary in order that every net payment of principal of and interest on such note and any other amounts payable on such note, after withholding for or on account of any present or future tax, assessment or governmental charge imposed upon or as a result of such payment by the United States, or any political subdivision or taxing authority thereof or therein, will not be less than the amount provided for in such note to be then due and payable. We will not, however, be required to make any such payment of additional amounts to any beneficial owner for or on account of:

 . any such tax, assessment or other governmental charge that would not have been so imposed or withheld but for the existence of any present or former connection between such beneficial owner (or between a fiduciary, settlor, beneficiary, member or shareholder of such beneficial owner, if such beneficial owner is an estate, a trust, a partnership or a corporation) and the United States and its possessions, including, without limitation, such beneficial owner (or such fiduciary, settlor, beneficiary, member or shareholder) being or having been a citizen or resident thereof or being or having been engaged in a trade or business or present therein or having, or having had, a permanent establishment therein;

 . any estate, inheritance, gift, sales, excise, transfer, wealth or personal property tax or any similar tax, assessment or governmental charge;

 . any tax, assessment or other governmental charge imposed or withheld by reason of such beneficial owner's past or present status as a personal holding company or foreign personal holding company or controlled foreign corporation or passive foreign investment company with respect to the United States or as a corporation that accumulates earnings to avoid United States federal income tax;

 . any tax, assessment or other governmental charge that is payable otherwise than by withholding from payments on or in respect of any note;

 . any tax, assessment or other governmental charge that would not have been imposed or withheld but for the failure to comply with certification, information or other reporting requirements concerning the nationality, residence or identity of the beneficial owner of such note, if such compliance is required by statute or by regulation of the United States or of any political subdivision or taxing authority thereof or therein or by an applicable income tax treaty to which the United States is a party as a precondition to relief or exemption from such tax, assessment or other governmental charge;

 . any tax, assessment or other governmental charge imposed or withheld by reason of such beneficial owner's past or present status as the actual or constructive owner of 10% or more of the total combined voting power of all classes of our stock entitled to vote or as a controlled foreign corporation that is related directly or indirectly to us through stock ownership; or

 .  any combination of these factors.

Such additional amounts shall also not be paid with respect to any payment on a note to a Non-U.S. Holder, as defined below, who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the United States, or any political subdivision thereof, to be included in the income, for tax purposes, of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such additional amounts had such beneficiary, settlor, member or beneficial owner, as the case may be, held its interest in the note directly. The term "Non-U.S. Holder" is defined below and includes a foreign partnership to the extent that one or more of its members is a foreign corporation, a nonresident alien individual or a nonresident alien fiduciary of a foreign estate or trust.

Notices

Notices to holders of the notes will be sent by mail to the registered holders and will be published, whether the notes are in global or definitive form, and so long as the notes are listed on the Luxembourg Stock Exchange, in a daily newspaper of general circulation in Luxembourg. It is expected that publication will be made in Luxembourg in the Luxemburger Wort. Any such notice shall be deemed to have been given on the date of such publication or, if published more than once, on the date of the first such publication. So long as the notes are listed on the Luxembourg Stock Exchange, any appointment of or change in the Luxembourg paying agent and transfer agent will be published in Luxembourg in the manner set forth above.

Regarding the Senior Trustee

Chase Manhattan Trust Company, National Association, is the Senior Trustee under the Senior Indenture. The Company and certain of its subsidiaries maintain deposit accounts and conduct other banking transactions, including borrowings in the ordinary course of business, with Chase Manhattan Trust Company, National Association, or its affiliates.

   UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS OF NOTES

  The following is a summary of certain of the United States federal income tax consequences of the purchase, ownership and disposition of the notes. This summary addresses only notes that are held as capital assets (generally, assets held for investment) by non-U.S. holders that purchase the notes upon original issuance. This summary does not address all of the tax consequences that may be relevant to non-U.S. holders subject to special tax treatment such as, for example, banks, insurance companies, broker dealers, or tax-exempt organizations. This summary does not apply to holders owning 10% or more of the voting stock of Alcoa, controlled foreign corporations related to Alcoa through stock ownership or banks making a loan in the ordinary course of their business. In addition, this summary does not address any aspect of state, local, foreign or other tax laws. This summary is based on the United States federal income tax law in effect as of the date hereof, which is subject to change, possibly on a retroactive basis. We have not sought, and will not seek, any ruling from the IRS with respect to the tax consequences discussed in this prospectus supplement, and we cannot assure you that the IRS will not take a position contrary to the tax consequences discussed below or that a court would not sustain any such position taken by the IRS. You should consult your tax advisor as to the particular tax consequences of purchasing, owning, and disposing of the notes, including the application and effect of United States federal, state, local, foreign and other tax laws.

  For purposes of this summary, the term "non-U.S. holder" means any beneficial owner of the notes that is not a U.S. holder. A "U.S. holder" is a beneficial owner of the notes that is for United States federal income tax purposes

  .  an individual who is a citizen or resident of the United States,

  . a corporation created or organized under the laws of the United States or any state or political subdivision thereof

  . an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source, or

  . a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (B) that was in existence on August 20, 1996, was treated as a United States person under the Code on the previous day and elected to continue to be so treated.

No U.S. federal income tax will generally be imposed on the income of a partnership, but a partner in such partnership may be subject to taxation on such partner's share of partnership income, depending upon the status of the partner and the activities of the partnership. Partnerships that hold notes and partners in such partnerships should consult their tax advisors regarding the United States federal income tax consequences of the acquisition, ownership, and disposition of such notes.

Treatment of Non-U.S. Holders

  A non-U.S. holder will generally not be subject to United States federal income or withholding tax on payments of principal or interest on the notes provided that the non-U.S. holder satisfies the requirements of the "portfolio interest" exemption. These requirements will generally be satisfied if the non-U.S. holder:

  . does not actually or constructively own 10% or more of the total combined voting power of all classes of the capital stock of Alcoa;

  . is not a controlled foreign corporation that is related to Alcoa through stock ownership, a foreign tax-exempt organization, or a foreign private foundation for U.S. federal income tax purposes; and

  . either (A) the non-U.S. holder provides a signed statement (generally on IRS Form W-8 or other approved form) (the "Owner's Statement") to Alcoa or its paying agent, if any, under the penalty of perjury that it is a non-U.S. holder and provides its name and address or (B) a securities clearing organization, bank, or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") and holds the notes in that capacity, certifies to Alcoa or its paying agent, if any, under the penalty of perjury that such Owner's Statement has been received from the non-U.S. holder by it or by a financial institution between it and the non-U.S. holder and furnishes Alcoa or its paying agent, if any, with a copy of such Owner's Statement.

  If a non-U.S. holder does not satisfy the requirements of the "portfolio interest" exemption, payments of interest made to the non-U.S. holder will generally be subject to a 30% withholding tax. A non-U.S. holder may reduce or eliminate this 30% withholding tax if the non-U.S. holder provides Alcoa or its paying agent, if any, with a properly completed

  . IRS Form W-8BEN properly claiming an exemption from, or a reduction of, such withholding tax under an applicable tax treaty; or

  . IRS Form W-8ECI stating that payment with respect to the notes is not subject to withholding tax because it is effectively connected with the non-U.S. holder's conduct of a trade or business in the United States.

  Generally, a non-U.S. holder will not be subject to United States federal income or withholding tax on any amount which constitutes gain upon sale, exchange, retirement or other disposition of the notes, provided:

  . the gain is not effectively connected with conduct of a trade or business in the United States by the non-U.S. holder; and

  . in the case of a non-U.S. holder who is a nonresident alien individual, either (a) that non-U.S. holder was not present in the United States for 183 days or more in the taxable year of the disposition or (b) certain other conditions necessary for the imposition of tax were not present.

  Any interest or gain from the notes that is effectively connected with the conduct of a United States trade or business by a non-U.S. holder will be subject to United States federal income tax on a net income basis in the same manner as if that non-U.S. holder were a United States person and, if the non-U.S. holder is a corporation, that non-U.S. holder will also be subject to a United States branch profits tax equal to 30 percent of its "effectively connected earnings and profits" as adjusted for the taxable year, unless the non-U.S. holder qualifies for an exemption from, or a reduction of, such tax under an applicable tax treaty.

Information Reporting and Backup Withholding

  Current United States federal income tax law provides that the 31% backup withholding tax will not apply to interest payments made outside the United States to non-U.S. Holders by Alcoa or its paying agent, if any, if an Owner's Statement is received or an exemption has otherwise been established; provided in each case that Alcoa or its paying agent, if any, does not have actual knowledge that the payee is a United States person. Interest payments made to non-U.S. holders will be reported to the IRS on Form 1042-S.

  Under current Treasury Regulations, payments of the proceeds of the sale of a note to or through a foreign office of a "broker" will not be subject to backup withholding but will be subject to information reporting if the broker is a United States person, a controlled foreign corporation for United States federal income tax purposes, or a foreign person 50% or more of whose gross income is from a United States trade or business for a specified three-year period, unless the broker has in its records documentary evidence that the non-U.S. holder is not a United States person and certain conditions are met or the non-U.S. holder otherwise establishes an exemption. Payment of the proceeds of a sale to or through the United States office of a broker is subject to backup withholding and information reporting unless the holder certifies its non-United States status under the penalty of perjury or otherwise establishes an exemption.

                                  UNDERWRITING

Under the terms and subject to the conditions contained in the underwriting agreement dated the date hereof, the underwriters named below have severally agreed to purchase, and we have agreed to sell to them severally, the respective amount of the notes set forth below opposite their names. In the underwriting agreement, the underwriters have agreed to purchase all the notes if any notes are purchased.

                                             Principal Amount Principal Amount
     Name                                     of 2005 Notes    of 2010 Notes
     ----                                    ---------------- ----------------
     J.P. Morgan Securities Inc. ...........   $195,000,000    $  390,000,000
     Salomon Smith Barney Inc. .............    195,000,000       390,000,000
     Credit Suisse First Boston
      Corporation...........................     50,000,000       100,000,000
     ABN AMRO Incorporated..................     10,000,000        20,000,000
     Banc of America Securities LLC.........     10,000,000        20,000,000
     Chase Securities Inc. .................     10,000,000        20,000,000
     Deutsche Bank Securities Inc. .........     10,000,000        20,000,000
     Banc One Capital Markets, Inc. ........      5,000,000        10,000,000
     CommerzBank Capital Markets
      Corporation...........................      5,000,000        10,000,000
     Mellon Financial Markets LLC...........      5,000,000        10,000,000
     Tokyo-Mitsubishi International PLC.....      5,000,000        10,000,000
                                               ------------    --------------
       Total................................   $500,000,000    $1,000,000,000
                                               ============    ==============

We have been advised by the underwriters that the underwriters propose to offer the notes to the public initially at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at such price less a concession not in excess of 0.25% of the principal amount of the 2005 Notes and 0.35% of the principal amount of the 2010 Notes; that the underwriters may allow, and such dealers may reallow, a concession not in excess of 0.125% of the principal amount of the 2005 Notes and 0.125% of the principal amount of the 2010 Notes on sales to certain other dealers; and that after the initial public offering the public offering price and such concessions may be changed by the underwriters.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

The notes are offered for sale in those jurisdictions in the United States, Europe and Asia where it is legal to make such offers.

The underwriters have represented and agreed that (1) they have not taken any action in any jurisdiction that would permit a public offering of the notes, and will not possess or distribute this prospectus supplement and the accompanying prospectus or any other offering material in any other jurisdiction where action for that purpose is required and (2) they will comply with all relevant laws and regulations in each jurisdiction in which they (A) purchase, offer, sell or deliver notes or (B) have in their possession or distribute the prospectus supplement and prospectus or any other offering material.

The underwriters have agreed that they have not offered or sold, and will not offer or sell, directly or indirectly, any of the notes in or to residents of Japan or to any persons for reoffering or resale, directly or indirectly, in Japan or to any resident of Japan unless an exemption from the registration requirements of the Securities and Exchange Law is available and they are in compliance with the other relevant laws of Japan.

The underwriters have represented and agreed that (1) they have not offered or sold and prior to the date six months after the date of issue of the notes will not offer or sell any notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purpose of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (2) they have complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by them in relation to the notes in, from or otherwise involving the United Kingdom; and (3) they have only issued or passed on and will only issue or pass on in the United Kingdom any document received by them in connection with the issue of the notes to a person who is of a kind described in Article 11 (3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on.

Although application has been made to list the notes on the Luxembourg Stock Exchange, a listing may not be obtained. In addition, the notes are a new issue of securities with no established trading market. The Company has been advised by the underwriters that they intend to make a market in the notes, but that they are not obligated to do so and may discontinue such market-making at any time without notice.

Purchasers of the notes may be required to pay stamp taxes and other charges in accordance with the laws and practices of the country of purchase in addition to the issue price set forth on the cover page hereof.

In connection with the offering of the notes, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the notes. Specifically, the underwriters may overallot in connection with the offering of the notes, creating a syndicate short position. In addition, the underwriters may bid for, and purchase, notes in the open market to cover syndicate shorts or to stabilize the price of the notes. Finally, the underwriting syndicate may reclaim selling concessions allowed for distributing the notes in the offering of the notes, if the syndicate repurchases previously distributed notes in syndicate covering transactions, stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the notes above independent market levels. The underwriters are not required to engage in any of these activities and may end any of them at any time.

Expenses associated with this offering to be paid by Alcoa are estimated at $1,010,000.

Two of our directors, Henry B. Schacht and Marina v.N. Whitman, are also directors of The Chase Manhattan Corporation and The Chase Manhattan Bank, affiliates of Chase Securities Inc. The Senior Trustee, Chase Manhattan Trust Company, National Association, is also an affiliate of Chase Securities Inc.

In the ordinary course of their respective businesses, the underwriters or their affiliates have engaged, are engaging and may in the future engage in investment banking, financial advisory and/or commercial banking transactions with us and our affiliates.

                                 LEGAL MATTERS

The validity of the notes offered by this prospectus supplement will be passed upon for Alcoa by Thomas F. Seligson, Esq., Counsel of Alcoa. Mr. Seligson is paid a salary by Alcoa, is a participant in various employee benefit plans offered by Alcoa to employees of Alcoa generally and has options to purchase shares of Alcoa common stock. The underwriters have been represented by Cravath, Swaine & Moore, New York, New York. Cravath, Swaine & Moore is currently representing Alcoa in connection with various matters.

                              GENERAL INFORMATION

Listing

Application has been made to list the notes on the Luxembourg Stock Exchange. In connection with the listing application, Alcoa's articles of incorporation and by-laws and a legal notice relating to the issuance of the notes have been deposited prior to listing with the Chief Registrar of the District Court of Luxembourg, where copies thereof may be obtained upon request. Copies of the above documents together with this prospectus supplement, the accompanying prospectus and the Senior Indenture and our current Annual Report on Form 10-K, Quarterly Report on Form 10-Q and Current Reports on Form 8-K, as well as all such future reports, so long as any of the notes are outstanding, will be made available for inspection at the main office in Luxembourg. Deutsche Bank Luxembourg will act as intermediary for Alcoa and the holders of the notes. In addition, copies of the above reports of Alcoa may be obtained free of charge at such office. The underwriting agreement will be available for inspection at the offices of Deutsche Bank Luxembourg.

Independent Accountants

The independent accountants of Alcoa are PricewaterhouseCoopers LLP.

Material Change

Other than as disclosed or contemplated herein or in the documents incorporated herein by reference, there has been no material adverse change in our financial position since March 31, 2000.

Litigation

Other than as disclosed or contemplated in the documents incorporated herein by reference, neither we nor any of our subsidiaries is involved in litigation, arbitration, or administrative proceedings relating to claims or amounts that are material in the context of the issue of the notes and we are not aware of any such litigation, arbitration, or administrative proceedings pending or threatened.

Authorization

Resolutions relating to the issue and sale of the notes were adopted by the Board of Directors of Alcoa on January 15, 1993, May 13, 1993, March 11, 1994, November 10, 1995, March 13, 1998 and March 10, 2000.

Identification Numbers

The notes have been accepted for clearing through Euroclear and Clearstream, Luxembourg. The 2005 Notes have been assigned International Security Identification Number (ISIN) No. US013817AA95 and CUSIP No. 013817AA9. The 2010 Notes have been assigned International Security Identification Number (ISIN) No. US013817AB78 and CUSIP No. 013817AB7.

[LOGO OF ALCOA]

                                 $1,500,000,000
                          Aluminum Company of America
                                Debt Securities,
                  Warrants to Purchase Senior Debt Securities,
                        Preferred Stock and Common Stock
                                 Alcoa Trust I
              Trust Preferred Securities Fully and Unconditionally
                   Guaranteed by Aluminum Company of America

                                ---------------

  Aluminum Company of America, a Pennsylvania corporation (the "Company" or "Alcoa"), may issue from time to time, together or separately up to an aggregate initial offering price of $1,500,000,000 of its (i) unsecured senior debt securities (the "Senior Debt Securities"), (ii) unsecured subordinated debt securities (the "Subordinated Debt Securities" and, together with the Senior Debt Securities, the "Debt Securities"), (iii) warrants to purchase Senior Debt Securities (the "Warrants"), (iv) Class B Serial Preferred Stock (the "Preferred Stock" or "Class B Stock") in one or more series, and (v) shares of common stock, $1.00 par value, of the Company (the "Common Stock") issuable only upon conversion of securities which are, pursuant to the terms thereof, convertible into shares of Common Stock. The Debt Securities, Preferred Stock and Warrants may be offered independently or together in any combination for sale directly to purchasers or through dealers, underwriters or agents designated and in amounts, at prices and on terms to be determined by market conditions at the time of the offering. The Debt Securities, Warrants, Preferred Stock and Common Stock are referred to herein collectively as the "Company Securities."

  Alcoa Trust I (the "Alcoa Trust"), a statutory business trust formed under Delaware law, may offer, from time to time, preferred securities (the "Trust Preferred Securities") with the payment of dividends and payments on liquidation or redemption of the Trust Preferred Securities issued by the Alcoa Trust guaranteed on a subordinated basis by the Company (the "Trust Guarantee") to the extent described herein and in an accompanying prospectus supplement (the "Prospectus Supplement"). The Company will be the owner of the trust interests represented by common securities (the "Trust Common Securities") to be issued by the Alcoa Trust. Unless indicated otherwise in a Prospectus Supplement, the Alcoa Trust exists for the sole purpose of issuing its trust interests and investing the proceeds thereof in Subordinated Debt Securities. The Company Securities and the Trust Preferred Securities are referred to herein collectively as the "Offered Securities."

  The Offered Securities may be issued in one or more series or issuances and will be limited to $1,500,000,000 in aggregate public offering price (or its equivalent, based on the applicable exchange rate, to the extent Debt Securities are issued for one or more foreign currencies or currency units). The Offered Securities may be sold for U.S. dollars, or any foreign currency or currencies or currency units, and the principal of, any premium on, and any interest on, the Debt Securities may be payable in U.S. dollars, or any foreign currency or currencies or currency units.

  The Offered Securities may be offered separately or as units with other Offered Securities, in separate series in amounts, at prices and on terms to be determined at or prior to the time of sale.

  The specific terms of the Offered Securities in respect of which this Prospectus is being delivered are set forth in the accompanying Prospectus Supplement, including, where applicable, (i) in the case of Debt Securities, the specific designation, aggregate principal amount, authorized denomination, initial offering price, maturity (which may be fixed or extendible), premium (if any), interest rate (which may be fixed or floating), time of and method of calculating the payment of interest, if any, the currency in which principal, premium, if any, and interest, if any, are payable, any redemption, conversion or sinking fund terms and other specific terms; (ii) in the case of the Warrants, a description of the Debt Securities for which each Warrant is exercisable and the offering price, if any, the exercise price, duration and any other specific terms not set forth herein of the Warrants; (iii) in the case of the Preferred Stock, the specific title, number of shares, rate (or method of calculation) and time of payments of dividend, liquidation amounts, any conversion or exchange provisions and any other specific terms of the Preferred Stock; (iv) in the case of Trust Preferred Securities, the designation, number of shares, liquidation amount per share, initial public offering price, dividend rate (or method of calculation thereof), dates on which dividends shall be payable and dates from which dividends shall accrue, any redemption or sinking fund provisions and any conversion or exchange provisions; and (v) in the case of all Offered Securities, whether such Offered Securities will be offered separately or as a unit with other Offered Securities. The Prospectus Supplement will also contain information, where applicable, about certain United States Federal income tax considerations relating to, and any listing on a securities exchange of, the Offered Securities covered by the Prospectus Supplement.

                                ---------------

  THESE SECURITIES HAVE  NOT BEEN  APPROVED OR DISAPPROVED  BY THE SECURITIES
    AND EXCHANGE COMMISSION OR ANY  STATE SECURITIES COMMISSION NOR HAS THE
      SECURITIES  AND   EXCHANGE  COMMISSION  OR  ANY   STATE  SECURITIES
        COMMISSION  PASSED  UPON  THE  ACCURACY  OR  ADEQUACY  OF  THIS
          PROSPECTUS.  ANY  REPRESENTATION   TO  THE  CONTRARY  IS  A
            CRIMINAL OFFENSE.

  The Offered Securities will be sold directly, through agents, dealers or underwriters as designated from time to time, or through a combination of such methods. If any agents of the Company or the Alcoa Trust or any dealers or underwriters are involved in the sale of the Offered Securities in respect of which this Prospectus is being delivered, the names of such agents, dealers or underwriters and any applicable agent's commission, dealer's purchase price or underwriter's discount will be set forth in or may be calculated from the Prospectus Supplement. The net proceeds to the Company or the Alcoa Trust from such sale will be the purchase price less such commission in the case of an agent, the purchase price in the case of a dealer, or the public offering price less such discount in the case of an underwriter and less, in each case, other attributable expenses. See "Plan of Distribution."

  This Prospectus may not be used to consummate sales of Offered Securities unless accompanied by a Prospectus Supplement.

               The date of this Prospectus is September 9, 1998.

                             AVAILABLE INFORMATION

  The Company and the Alcoa Trust have filed with the Securities and Exchange Commission (the "Commission") a joint registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") with respect to the securities offered hereby. This Prospectus, which forms a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company, the Alcoa Trust and the securities offered hereby, reference is made to the Registration Statement and to the exhibits thereto. Any statements made in this Prospectus concerning the provisions of certain documents are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission.

  Alcoa is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission. The Registration Statement, the exhibits forming a part thereof and the reports and other information filed by the Company with the Commission may be inspected and copies may be obtained at the principal office of the Commission at 450 Fifth Street, N.W., Washington D.C. 20549, and at the following regional offices of the Commission: 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such materials can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such information may also be accessed electronically by means of the Commission's home page on the Internet at (http://www.sec.gov.). Reports and other information concerning Alcoa can also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

  No separate financial statements of the Alcoa Trust have been included or incorporated by reference herein. Neither the Alcoa Trust nor the Company considers such financial statements material to holders of Trust Preferred Securities because (i) all of the voting securities of the Alcoa Trust will be owned, directly or indirectly, by the Company, a reporting company under the Exchange Act, (ii) the Alcoa Trust has no independent operations but rather exists for the purpose of issuing securities representing undivided beneficial interests in the assets of the Alcoa Trust and investing the proceeds thereof in Subordinated Debt Securities, and (iii) the obligations of the Alcoa Trust under the Trust Preferred Securities are fully and unconditionally guaranteed on a subordinated basis by the Company to the extent set forth herein. See "The Alcoa Trust" and "Description of Trust Preferred Securities and Trust Guarantee--Trust Guarantee."

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  Alcoa has filed with the Commission, pursuant to the Exchange Act, an Annual Report on Form 10-K for the fiscal year ended December 31, 1997, filed on March 11, 1998, as amended by Amendment No. 1 on Form 10-K/A, filed on June 26, 1998 (the "Alcoa 1997 Form 10-K"), Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998, and a Current Report on Form 8-K, dated June 10, 1998, each of which is hereby incorporated in and made a part of this Prospectus. Statements contained in any such documents as to the contents of any contract or other document referred to therein are not necessarily complete and, in each instance, reference is made to the copy of such contract or other document filed with the Commission, each such statement being qualified in all respects by such reference.

  All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Offered Securities shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated, or deemed to be incorporated, by reference herein or contained in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent any statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded. This Prospectus does not contain all the information set forth in the Registration Statement of which this Prospectus forms a part which the Company has filed with the Commission and to which reference is hereby made.

  The Company will provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of such person, a copy of any or all of the documents which are incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to Aluminum Company of America, 201 Isabella Street, Pittsburgh, Pennsylvania 15212-5858, Attention: Treasurer (telephone:
(412) 553-4545).

                                  THE COMPANY

  The Company is the world's leading producer of aluminum and alumina and a major participant in all segments of the industry: mining, refining, smelting, fabricating and recycling. The Company serves customers worldwide in the packaging, automotive, aerospace, construction and other markets with a great variety of fabricated and finished products. Its operations consist of the three segments described below.

  The alumina and chemicals segment includes the production and sale of bauxite, alumina chemicals and related transportation services. The aluminum processing segment comprises the production and sale of molten metal, ingot and aluminum products that are flat-rolled, engineered or finished. Also included are power, transportation and other services. The non-aluminum products segment includes the production and sale of electrical, plastic and composite materials products, manufacturing equipment, gold, magnesium products and steel and titanium forgings.

  Alcoa is organized into 21 independently-managed business units and has over 180 operating locations in 28 countries, serving a broad range of markets in developing and industrialized economies. The principal executive offices of the Company are located at 201 Isabella Street, Pittsburgh, Pennsylvania 15212-5858 (Telephone: (412) 553-4545).

Ratios Of Earnings To Fixed Charges

  The ratios of the Company's earnings to fixed charges for the years ended December 31, 1993 through 1997 are 2.22, 6.47, 10.45, 7.25 and 9.44. The ratio of the Company's earnings to fixed charges for the three month period ended March 31, 1998 is 9.10. The ratios include all earnings, before extraordinary items and the cumulative effects of accounting changes, and fixed charges of the Company and its majority owned subsidiaries plus the Company's proportionate share of earnings of 50% owned entities. Earnings have been calculated by adding to net income the provision for taxes on income, amortization of capitalized interest, interest expense and an amount representative of the interest factor in rentals, and have been decreased by the undistributed earnings of entities less than 50% owned, preferred stock dividend requirements of majority owned subsidiaries and the minority interest share in the losses of majority owned subsidiaries without fixed charges of the Company. Fixed charges consist of total interest expense, amortization of debt expense, an amount representative of the interest factor in rentals, capitalized interest and preferred stock dividend requirements of majority owned subsidiaries.

                                 ALCOA TRUST I

  Alcoa Trust I (the "Alcoa Trust") is a statutory business trust formed under Delaware law pursuant to (i) a Declaration of Trust (a "Declaration") executed by the Company, as sponsor for the Alcoa Trust, and the Trustees (as defined herein) of the Alcoa Trust and (ii) the filing of a certificate of trust with the Delaware Secretary of State. Unless an accompanying Prospectus Supplement provides otherwise, the Alcoa Trust exists for the sole purposes of (i) issuing the Trust Preferred Securities and investing the proceeds thereof in a specific series of Subordinated Debt Securities, (ii) issuing and selling Common Securities to the Company in exchange for cash and investing the proceeds thereof in additional Subordinated Debt Securities, and (iii) engaging in such other activities as are necessary, convenient or incidental thereto. The Alcoa Trust shall not borrow money, issue debt or reinvest proceeds derived from investments, pledge any of its assets, or otherwise undertake (or permit to be undertaken) any activity that would cause the Alcoa Trust not to be classified for United States federal income tax purposes as a grantor trust. All of the Trust Common Securities will be owned by the Company. The Trust Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Trust Preferred Securities, except that upon the occurrence and continuance of an event of default under the Declaration, the rights of the holders of the Trust Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Trust Preferred Securities. The Company will acquire Trust Common Securities having an aggregate liquidation amount equal to a minimum of 3% of the total capital of the Alcoa Trust. The Alcoa Trust will have a term of 40 years, but may terminate earlier as provided in the Declaration. The Alcoa Trust's business and affairs will be conducted by the Trustees. The holder of the Trust Common Securities will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the Trustees of the Alcoa Trust. The duties and obligations of the Trustees shall be governed by the Declaration of the Alcoa Trust. At least one of the Trustees of the Alcoa Trust will be a person who is an employee or officer of or who is affiliated with the Company (a "Regular Trustee"). One Trustee of the Alcoa Trust will be a financial institution that is not affiliated with the Company, which shall act as property trustee and as indenture trustee for the purposes of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), pursuant to the terms set forth in a Prospectus Supplement (the "Property Trustee"). In addition, unless the Property Trustee maintains a principal place of business in the State of Delaware and otherwise meets the requirements of applicable law, one Trustee of the Alcoa Trust will be a legal entity having a principal place of business in, or an individual resident of, the State of Delaware (the "Delaware Trustee" and, together with the Regular Trustee and the Property Trustee, the "Trustees"). The Company will pay all fees and expenses related to the Alcoa Trust and the offering of the Trust Preferred Securities. Unless otherwise set forth in the Prospectus Supplement, the Property Trustee will be The Chase Manhattan Bank, and the Delaware Trustee will be Chase Manhattan Bank Delaware. The office of the Delaware Trustee in the State of Delaware is 1201 Market Street, Wilmington, Delaware 19801. The principal place of business of the Alcoa Trust is c/o Aluminum Company of America, 201 Isabella Street, Pittsburgh, Pennsylvania 15212-5858. Telephone: (412) 553-4545.

                                USE OF PROCEEDS

  Unless otherwise specified in the Prospectus Supplement, the net proceeds from the sale of the Company Securities offered hereby will be used for general corporate purposes, including repayment of borrowings, working capital, capital expenditures, stock repurchase programs and acquisitions, including borrowings under the Company's commercial paper program. Unless otherwise specified in the Prospectus Supplement, the Alcoa Trust will use all proceeds received from the sale of Trust Preferred Securities to purchase Subordinated Debt Securities of the Company. Additional information on the use of net proceeds from the sale of the Offered Securities offered hereby may be set forth in the Prospectus Supplement relating to such Offered Securities.

                     DESCRIPTION OF SENIOR DEBT SECURITIES

  The following description of the terms of the Senior Debt Securities summarizes certain general terms and provisions of the Senior Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Senior Debt Securities and the extent, if any, to which such general provisions may apply to any series of Senior Debt Securities will be described in the Prospectus Supplement relating to such series.

  Senior Debt Securities may be issued, from time to time, in one or more series under an Indenture, dated as of September 30, 1993 (the "Senior Indenture"), between the Company and PNC Bank, National Association, as trustee, or such other trustee as shall be named in a Prospectus Supplement (the "Senior Trustee"). The Senior Indenture is filed with the Commission and incorporated by reference as an exhibit to the Registration Statement of which this Prospectus is a part. The following statements are subject to the detailed provisions of the Senior Indenture. Wherever any particular provisions of the Senior Indenture or terms defined therein are referred to, such provisions and terms are incorporated by reference as a part of the statements made herein and such statements are qualified in their entirety by such references, including the definitions therein of certain terms. References to particular sections of the Senior Indenture are noted below. Capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Senior Indenture.

General

  The Senior Indenture does not limit the aggregate amount of Senior Debt Securities which may be issued thereunder and Senior Debt Securities may be issued thereunder from time to time in separate series up to the aggregate amount from time to time authorized by the Company for each series. The Senior Debt Securities will be unsecured obligations of the Company and will rank on a parity with all other unsecured and unsubordinated indebtedness of the Company.

  The applicable Prospectus Supplement relating to the Senior Debt Securities will describe the following terms of the Senior Debt Securities: (1) the title of the Senior Debt Securities; (2) any limit on the aggregate principal amount of the Senior Debt Securities; (3) whether the Senior Debt Securities are to be issuable as Registered Securities or Bearer Securities or both, whether any of the Senior Debt Securities are to be issuable initially in temporary global form and whether any of the Senior Debt Securities are to be issuable in permanent global form; (4) the price or prices (expressed as a percentage of the aggregate principal amount thereof) at which the Senior Debt Securities will be issued; (5) the date or dates on which the Senior Debt Securities will mature; (6) the rate or rates per annum at which the Senior Debt Securities will bear interest, if any, or the formula pursuant to which such rate or rates shall be determined, and the date from which any such interest will accrue; (7) the Interest Payment Dates on which any such interest on the Senior Debt Securities will be payable, the Regular Record Date for any interest payable on any Senior Debt Securities which are Registered Securities on any Interest Payment Date and the extent to which, or the manner in which, any interest payable on a temporary global Senior Debt Security on an Interest Payment Date will be paid if other than in the manner described under "-- Temporary Global Securities" below; (8) the person to whom any interest on any Registered Security of the series will be payable if other than the person in whose name such Registered Security is registered at the close of business on the Regular Record Date for such interest as described under "--Payment and Paying Agents" below, and the manner in which any interest on any Bearer Security will be paid if other than in the manner described under "--Payment and Paying Agents" below; (9) any mandatory or optional sinking fund or analogous provisions; (10) each office or agency where, subject to the terms of the Senior Indenture as described below under "--Payment and Paying Agents," the principal of and any premium and interest on the Senior Debt Securities will be payable and each office or agency where, subject to the terms of the Senior Indenture as described below under "--Form, Exchange, Registration and Transfer," the Senior Debt Securities may be presented for registration of transfer or exchange; (11) the date, if any, after which and the price or prices at which the Senior Debt Securities may, pursuant to any optional or mandatory redemption provisions, be redeemed, in whole or in part, and the other detailed terms and provisions of any such optional or mandatory redemption provisions; (12) the denominations in which any Senior Debt Securities which are Registered Securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof, and the denomination or denominations in which any Senior Debt Securities which are Bearer Securities will be issuable, if other than the denomination of $5,000;
(13) the currency, currencies or currency units of payment of principal of and any premium and interest on the Senior Debt Securities and the manner of determining the U.S. dollar equivalent thereof for purposes of determining Outstanding Senior Debt Securities of such series; (14) any index used to determine the amount of payments of principal of and any premium and interest on the Senior Debt Securities; (15) the portion of the principal amount of the Senior Debt Securities if other than the principal amount thereof, payable upon acceleration of maturity thereof; (16) if other than the Senior Trustee, the Person who shall be the Security Registrar of Senior Debt Securities; (17) if applicable, that the Senior Debt Securities shall be subject to defeasance or covenant defeasance as described under "--Defeasance and Covenant Defeasance;" (18) the terms and conditions, if any, pursuant to which the Senior Debt Securities of the series are convertible into or exchangeable for Common Stock of the Company; (19) if and as applicable, that the Senior Debt Securities of the series shall be issuable in whole or in part in the form of one or more Book-Entry Securities and, in such case, the Depository or Depositories for such Book-Entry Debt Security or Book-Entry Securities and any circumstances other than those set forth in the Senior Indenture in which any such Book-Entry Security may be transferred to, and registered and exchanged for Senior Debt Securities registered in the name of, a Person other than the Depository for such Book-Entry Security or a nominee thereof and in which any such transfer may be registered; and (20) any other terms of the Senior Debt Securities not inconsistent with the provisions of the Senior Indenture. (Section 301) Any such Prospectus Supplement will also describe any special provisions for the payment of additional amounts with respect to the Senior Debt Securities.

  Senior Debt Securities may be issued at a substantial discount below their stated principal amount. Certain United States Federal income tax considerations applicable to Senior Debt Securities issued at discount and to Senior Debt Securities which are denominated in a currency other than United States dollars will be described in the Prospectus Supplement relating thereto.

  Senior Debt Securities may also be issued under the Senior Indenture upon the exercise of Warrants issued by the Company. See "Description of Warrants." United States Federal income tax consequences applicable to any Warrants will be set forth in the Prospectus Supplement relating thereto.

Form, Exchange, Registration And Transfer

  Senior Debt Securities of a series may be issuable in definitive form solely as Registered Securities, solely as Bearer Securities or as both Registered Securities and Bearer Securities. Unless otherwise indicated in an applicable Prospectus Supplement, definitive Bearer Securities will have interest coupons attached. (Section 201) The Senior Indenture also will provide that Senior Debt Securities of a series may be issuable in temporary and permanent global form. (Section 201) See "Permanent Global Securities."

  In connection with its sale during the restricted period (as defined in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), no Bearer Security (including a Senior Debt Security in permanent global form) shall be mailed or otherwise delivered to any location in the United States or its possessions. No Bearer Security other than a temporary global Bearer Security may be delivered, nor may interest be paid on any Bearer Security unless the Person entitled to receive such Bearer Security or such interest furnishes written certification, in the form required by the Senior Indenture, to the effect that such person (i) is not a United States person, (ii) is a foreign branch of a United States financial institution purchasing for its own account or for resale, or is a United States person who acquired the Senior Debt Security through such a financial institution and who holds the Senior Debt Security through such financial institution on the date of certification, provided in either case that such financial institution provides a certificate to the Company or the distributor selling the Senior Debt Security to it stating that it agrees to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended (the "Code"), and the United States Treasury Regulations thereunder, or (iii) is a financial institution holding for purposes of resale during the restricted period (as defined in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)). A financial institution described in clause (iii) of the preceding sentence (whether or not also described in clause (i) or (ii)) must certify that it has not acquired the Senior Debt Security for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions. In the case of a Bearer Security in permanent global form, such certification must be given in connection with notation of a beneficial owner's interest therein. (Section 303) See "--Temporary Global Securities."

  Registered Securities of any series will be exchangeable for other Registered Securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations. In addition, if Senior Debt Securities of any series are issuable as both Registered Securities and Bearer Securities, at the option of the Holder upon request confirmed in writing, and subject to the terms of the Senior Indenture, Bearer Securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of such series will be exchangeable into Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. Bearer Securities surrendered in exchange for Registered Securities between a Regular Record Date or a Special Record Date and the relevant date for payment of interest shall be surrendered without the coupon relating to such date for payment of interest and interest will not be payable in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the Holder of such coupon when due in accordance with the terms of the Senior Indenture. Bearer Securities will not be issued in exchange for Registered Securities. (Section 305) Each Bearer Security other than a temporary global Bearer Security will bear a legend substantially to the following effect: "Any United States Person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code."

  Senior Debt Securities may be presented for exchange as provided above, and Registered Securities may be presented for registration of transfer (with the form of transfer endorsed thereon duly executed, if so required by the Company or the Senior Trustee or any transfer agent), at the office of the Security Registrar or at the office of any transfer agent designated by the Company for such purpose with respect to any series of Senior Debt Securities and referred to in an applicable Prospectus Supplement, without service charge and upon payment of any taxes and other governmental charges as described in the Senior Indenture. Such transfer or exchange will be effected upon the Security Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. (Section
305) If a Prospectus Supplement refers to any transfer agents (in addition to the Security Registrar) initially designated by the Company with respect to any series of Senior Debt Securities, the Company may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that, if Senior Debt Securities of a series are issuable solely as Registered Securities, the Company will be required to maintain a transfer agent in each Place of Payment for such series and, if Senior Debt Securities of a series are issuable as Bearer Securities, the Company will be required to maintain (in addition to the Security Registrar) a transfer agent in a Place of Payment for such series located outside the United States. The Company may at any time designate additional transfer agents with respect to any series of Senior Debt Securities. (Section 1002)

  In the event of any redemption in part, the Company shall not be required to
(i) issue, register the transfer of or exchange Senior Debt Securities of any series during a period beginning at the opening of business 15 days before any selection of Senior Debt Securities of that series to be redeemed and ending at the close of business on (A) if Senior Debt Securities of the series are issuable only as Registered Securities, the day of mailing of the relevant notice of redemption and (B) if Senior Debt Securities of the series are issuable as Bearer Securities, the day of the first publication of the relevant notice of redemption or, if Senior Debt Securities of the series are also issuable as Registered Securities and there is no publication, the mailing of the relevant notice of redemption; (ii) register the transfer of or exchange any Registered Security, or portion thereof, called for redemption, except the unredeemed portion of any Registered Security being redeemed in part; or (iii) exchange any Bearer Security called for redemption, except to exchange such Bearer Security for a Registered Security of that series and like tenor which is immediately surrendered for redemption. (Section 305)

Payment and Paying Agents

  Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of and any premium and interest on Bearer Securities will be payable, subject to any applicable laws and regulations, at the offices of such Paying Agents outside the United States as the Company may designate from time to time by check or by transfer, at the option of the Holder, to an account maintained by the payee with a bank located outside the United States. Unless otherwise indicated in an applicable Prospectus Supplement, payment of interest on Bearer Securities on any Interest Payment Date will be made only against surrender outside the United States, to the Paying Agent, of the coupon relating to such Interest Payment Date. (Section 1001) No payment with respect to any Bearer Security will be made at any office or agency of the Company in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States. Notwithstanding the foregoing, payments of principal of and any premium and interest on Bearer Securities denominated and payable in U.S. dollars will be made at the office of the Company's Paying Agent in the Borough of Manhattan, the City of New York, if (but only if) payment of the full amount thereof in U.S. dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions. (Section 1002)

  Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of and any premium and interest on Registered Securities will be made at the office of such Paying Agent or Paying Agents as the Company may designate from time to time, except that at the option of the Company, payment of any interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. Unless otherwise indicated in an applicable Prospectus Supplement, payment of any instalment of interest on Registered Securities will be made to the Person in whose name such Registered Security is registered at the close of business on the Regular Record Date for such interest. (Section 307)

  Unless otherwise indicated in an applicable Prospectus Supplement, the Corporate Trust Office of the Senior Trustee in Pittsburgh, Pennsylvania, will be designated as a Paying Agent for the Company for payments with respect to Senior Debt Securities which are issuable solely as Registered Securities and the Company will maintain a Paying Agent outside of the United States for payments with respect to Senior Debt Securities (subject to the limitations described above in the case of Bearer Securities) which are issuable solely as Bearer Securities or as both Registered Securities and Bearer Securities. Any Paying Agents outside the United States and any other Paying Agents in the United States initially designated by the Company for the Senior Debt Securities will be named in an applicable Prospectus Supplement. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that, if Senior Debt Securities of a series are issuable solely as Registered Securities, the Company will be required to maintain a Paying Agent in each Place of Payment for such series and, if

Senior Debt Securities of a series are issuable as Bearer Securities, the Company will be required to maintain (i) a Paying Agent in the Borough of Manhattan, the City of New York for payments with respect to any Registered Securities of the series (and for payments with respect to Bearer Securities of the series in the circumstances described above, but not otherwise), and
(ii) a Paying Agent in a Place of Payment located outside the United States where Senior Debt Securities of such series and any coupons appertaining thereto may be presented and surrendered for payment; provided that if the Senior Debt Securities of such series are listed on The Stock Exchange of the United Kingdom and the Republic of Ireland or the Luxembourg Stock Exchange or any other stock exchange located outside the United States and such stock exchange shall so require, the Company will maintain a Paying Agent in London or Luxembourg or any other required city located outside the United States, as the case may be, for the Senior Debt Securities of such series. (Section 1002)

  All moneys paid by the Company to a Paying Agent for the payment of principal of and any premium or interest on any Senior Debt Security which remain unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will be repaid to the Company and the Holder of such Senior Debt Security or any coupon will thereafter look only to the Company for payment thereof. (Section 1003)

Book-Entry Securities

  The Senior Debt Securities of a series may be issued in the form of one or more Registered Securities that will be registered in the name of the Depository or its nominee and bearing a legend as specified in the Senior Indenture ("Book-Entry Security"). Unless otherwise indicated in the applicable Prospectus Supplement, a Book-Entry Security may not be registered for transfer or exchange to any Person other than the Depository or its nominee unless (i) the Depository notifies the Company that it is unwilling to continue as Depository or ceases to be a clearing agency registered under the Exchange Act, (ii) the Company executes and delivers to the Senior Trustee a Company Order that such Book-Entry Security shall be so exchangeable and the transfer thereof so registrable, or (iii) there shall have occurred and be continuing an Event of Default, or an event which after notice or lapse of time, or both, would be an Event of Default, with respect to the Senior Debt Securities evidenced by such Book-Entry Security. Upon the occurrence in respect of any Book-Entry Security of any series of any one or more of the conditions specified in clauses (i), (ii) or (iii) of the preceding sentence or such other conditions as may be specified as contemplated by the Indentures for such series, such Book-Entry Security may be exchanged for Senior Debt Securities of such series registered in the names of, and the transfer of such Book-Entry Security may be registered to, such Persons (including Persons other than the Depository with respect to such series and its nominees) as such Depository shall direct.

  The specific terms of the depositary arrangement with respect to any portion of a series of Registered Book-Entry Securities to be represented by a Book-Entry Security will be described in the applicable Prospectus Supplement. The Company expects that the following provisions will apply to depositary arrangements.

  Unless otherwise specified in the applicable Prospectus Supplement, Senior Debt Securities which are to be represented by a Book-Entry Security to be deposited with or on behalf of a Depository will be represented by a Book-Entry Security registered in the name of such Depository or its nominee. Upon the issuance of such Book-Entry Security, and the deposit of such Book-Entry Security with or on behalf of the Depository for such Book-Entry Security, the Depository will credit, on its book-entry registration and transfer system, the respective principal amounts of the Senior Debt Securities represented by such Book-Entry Security to the accounts of institutions that have accounts with such Depository or its nominee ("participants"). The accounts to be credited will be designated by the underwriters or agents of such Senior Debt Securities or by the Company if such Senior Debt Securities are offered and sold directly by the Company. Ownership of beneficial interests in such Book-Entry Security will be limited to participants or Persons that may hold interests through participants. Ownership of beneficial interests by participants in such Book-Entry Security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the Depository or its nominee for such Book-Entry Security. Ownership of beneficial interests in such Book-Entry Security by Persons that hold through participants will be shown on, and the transfer of that ownership interest within such participant will be effected only through, records maintained by such participant. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. The foregoing limitations and such laws may impair the ability to transfer beneficial interests in such Book-Entry Securities.

  So long as the Depository for a Book-Entry Security, or its nominee, is the registered owner of such Book-Entry Security, such Depository or such nominee, as the case may be, will be considered the sole owner or Holder of the Senior Debt Securities represented by such Book-Entry Security for all purposes under the Senior Indenture. Unless otherwise specified in the applicable Prospectus Supplement, owners of beneficial interests in such Book-Entry Security will not be entitled to have Senior Debt Securities of the series represented by such Book-Entry Security registered in their names, will not receive or be entitled to receive physical delivery of Senior Debt Securities of such series in certificated form and will not be considered the Holders thereof for any purposes under the Senior Indenture. (Sections 204 and 305) Accordingly, each Person owning a beneficial interest in such Book-Entry Security must rely on the procedures of the Depository and, if such Person is not a participant, on the procedures of the participant through which such Person owns its interest, to exercise any rights of a Holder under the Senior Indenture. The Senior Indenture provides that the Depository may grant proxies and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a Holder is entitled to give or take under the Senior Indenture. (Section 104) The Company understands that under existing industry practices, if the Company requests any action of Holders, or an owner of a beneficial interest in such Book-Entry Security desires to give any notice or take any action a Holder is entitled to give or take under the Senior Indenture, the Depository would authorize the participants to give such notice or take such action, and participants would authorize beneficial owners owning through such participants to give such notice or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

Temporary Global Securities

  If so specified in an applicable Prospectus Supplement, all or any portion of the Senior Debt Securities of a series which are issuable as Bearer Securities will initially be represented by one or more temporary global Senior Debt Securities, without interest coupons, to be deposited with a common depositary in London for the Euroclear System ("Euroclear") and CEDEL S.A. ("CEDEL") for credit to the designated accounts. On and after the date determined as provided in any such temporary global Senior Debt Security and described in an applicable Prospectus Supplement, each such temporary global Senior Debt Security will be exchanged for an interest in a permanent global Bearer Security as specified in an applicable Prospectus Supplement, but, unless otherwise specified in an applicable Prospectus Supplement, only upon receipt of written certification from Euroclear or CEDEL, as the case may be, in the form and to the effect required by the Senior Indenture (a "Depository Tax Certification") and upon receipt of written certification by Euroclear or CEDEL from the person entitled to receive such Senior Debt Securities in the form and to the effect described under "--Form, Exchange, Registration and Transfer." No definitive Bearer Security (including a Senior Debt Security in permanent global form that is either a Bearer Security or exchangeable for Bearer Securities) delivered in exchange for a portion of a temporary or permanent global Senior Debt Security shall be mailed or otherwise delivered to any location in the United States in connection with such exchange. (Section 304)

  Unless otherwise specified in an applicable Prospectus Supplement, interest in respect of any portion of a temporary global Senior Debt Security payable in respect of an Interest Payment Date occurring prior to the issuance of securities in permanent global form will be paid to each of Euroclear and CEDEL with respect to the portion of the temporary global Senior Debt Security held for its account following the receipt by the Company or its agent of a Depository Tax Certification. Each of Euroclear and CEDEL will undertake in such circumstances to credit such interest received by it in respect of a temporary global Senior Debt Security to the respective accounts for which it holds such temporary global Senior Debt Security only upon receipt in each case of certification in the form and to the effect described under "--Form, Exchange, Registration and Transfer" with respect to the portion of such temporary global Senior Debt Security on which such interest is to be so credited. Receipt of the certification described in the preceding sentence by Euroclear or CEDEL, as the case may be, shall constitute irrevocable instructions to Euroclear or CEDEL to exchange such portion of the temporary global Senior Debt Security with respect to which such certification was received for an interest in a permanent global Senior Debt Security.

Permanent Global Securities

  If any Senior Debt Securities of a series are issuable in permanent global form, the applicable Prospectus Supplement will describe the circumstances, if any, under which beneficial owners of interests in any such permanent global Senior Debt Security may exchange such interests for Senior Debt Securities of such series and of like tenor and principal amount in any authorized form and denomination. No Bearer Security delivered in exchange for a portion of a permanent global Senior Debt Security shall be mailed or otherwise delivered to any location in the United States in connection with such exchange. (Section 305) A Person having a beneficial interest in a permanent global Senior Debt Security will, except with respect to payment of principal of and any premium and interest on such permanent global Senior Debt Security, be treated as a Holder of such principal amount of Outstanding Senior Debt Securities represented by such permanent global Senior Debt Security as shall be specified in a written statement of the Holder of such permanent global Senior Debt Security or, in the case of a permanent global Senior Debt Security in bearer form, of the operator of Euroclear or CEDEL which is produced to the Senior Trustee by such Person. (Section 203) Principal of and any premium and interest on a permanent global Senior Debt Security will be payable in the manner described in the applicable Prospectus Supplement.

Certain Limitations

  The Senior Indenture contains the covenants and limitations summarized below, which will be applicable (unless waived or amended) so long as any of the Senior Debt Securities are outstanding, unless stated otherwise in the Prospectus Supplement.

  Liens. The Company covenants in the Senior Indenture that it will not create, incur, assume or guarantee, and will not permit any Restricted Subsidiary to create, incur, assume or guarantee, any indebtedness for borrowed money ("Debt") secured by a mortgage, security interest, pledge, charge or similar encumbrance ("mortgages") upon any Principal Property of the Company or any Restricted Subsidiary or upon any shares of stock or indebtedness of any Restricted Subsidiary without equally and ratably securing the Senior Debt Securities. The foregoing restriction, however, will not apply to (a) mortgages on property, shares of stock or indebtedness of any corporation existing at the time such corporation becomes a Restricted Subsidiary; (b) mortgages on property existing at the time of acquisition of such property by the Company or a Restricted Subsidiary or mortgages to secure the payment of all or any part of the purchase price of such property upon the acquisition or to secure any Debt incurred prior to, at the time of, or within 180 days after, the acquisition of such property for the purpose of financing all or any part of the purchase price thereof, or mortgages to secure the cost of improvements to such acquired property; (c) mortgages to secure Debt of a Restricted Subsidiary to the Company or another Restricted Subsidiary; (d) mortgages existing at the date of the Senior Indenture; (e) mortgages on property of a corporation existing at the time such corporation is merged into or consolidated with the Company or a Restricted Subsidiary or at the time of a sale, lease, or other disposition of the properties of a corporation as an entirety or substantially as an entirety to the Company or a Restricted Subsidiary; (f) certain mortgages in favor of governmental entities; or (g) extensions, renewals or replacements of any mortgage referred to in the foregoing clauses
(a) through (f). (Section 1009)

  Notwithstanding the restrictions outlined in the preceding paragraph, the Company or any Restricted Subsidiary will be permitted to create, incur, assume or guarantee any Debt secured by a mortgage without equally and ratably securing the Senior Debt Securities, provided that after giving effect thereto, the aggregate amount of all debt so secured by mortgages (not including mortgages permitted under clauses (a) through (g) above) does not exceed 10% of Consolidated Net Tangible Assets. (Section 1009)

  Sale and Leaseback Arrangements. The Company covenants that it will not, nor will it permit any Restricted Subsidiary to, enter into any arrangement with any person that provides for the leasing to the Company or any Restricted Subsidiary of Principal Property (other than any such transaction involving a lease for a term of not more than three years or any such transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries) which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such person, unless either (a) the Company or such Restricted Subsidiary would be entitled to create, incur, assume or guarantee Debt secured by a mortgage on such Principal Property at least equal in amount to the Attributable Debt with respect to such arrangement, without equally and ratably securing the Senior Debt Securities, pursuant to the limitation in the Senior Indenture on liens, or (b) the Company shall apply an amount equal to the greater of the net proceeds of such sale or the Attributable Debt with respect to such arrangement to the retirement of Debt that matures more than twelve months after the creation of such Debt. (Section 1010)

  Highly leveraged transactions. The Senior Indenture does not contain provisions which would afford protection to the Holders of the Senior Debt Securities in the event of a highly leveraged transaction involving the Company.

Certain Definitions

  The term "Affiliate" of any specified Person shall mean any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

  The term "Attributable Debt" when used in connection with a sale and leaseback transaction referred to above shall mean, at the time of determination, the lesser of (a) the fair value of such property (as determined by the Board of Directors of the Company) or (b) the present value (discounted at the annual rate of 9%, compounded semi-annually) of the obligation of the lessee for net rental payments during the remaining term of the lease (including any period for which such lease has been extended).

  The term "Bearer Security" means any Senior Debt Security established pursuant to the Senior Indenture which is payable to bearer.

  The term "Board of Directors" means either the board of directors of the Company or any duly authorized committee of that board.

  The term "Book-Entry Security" means a Registered Security bearing the legend specified in Section 204 of the Senior Indenture, evidencing all or part of a series of Senior Debt Securities, issued to the Depository for such series or its nominee, and registered in the name of such Depository or nominee. Book-Entry Securities shall not be deemed to be securities in global form for purposes of Sections 201 and 203 and Article Three of the Senior Indenture.

  The term "Common Stock" includes any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary of involuntary liquidation, dissolution or winding-up of the Company and which is not subject to redemption by the Company. However, subject to the provisions of Section 1511 of the Senior Indenture, shares issuable on conversion of Senior Debt Securities shall include only shares of the class designated as Common Stock of the Company at the date of this instrument or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of each such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

  The term "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman of the Board of Directors, its Vice Chairman of the Board of Directors, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary and delivered to the Senior Trustee.

  The term "Corporate Trust Office" means the principal office of the Senior Trustee in Pittsburgh, Pennsylvania, at which at any particular time its corporate trust business shall be administered.

  The term "Consolidated Net Tangible Assets" shall mean, as of any particular time, the aggregate amount of assets (less applicable reserves and other properly deductible items) adjusted for inventories on the basis of cost (before application of the "last-in first-out" method of determining cost) or current market value, whichever is lower, and deducting therefrom (a) all current liabilities except for (1) notes and loans payable, (2) current maturities of long-term debt and (3) current maturities of obligations under capital leases and (b) all goodwill, tradenames, trademarks, patents, unamortized debt discount and expenses (to the extent included in said aggregate amount of assets) and other like intangibles, all as set forth on the most recent consolidated balance sheet of the Company and its consolidated Subsidiaries and computed in accordance with generally accepted accounting principles.

  The term "Defaulted Interest" shall mean any interest on any Registered Security of any series which is payable, but is not punctually paid or duly provided for on any Interest Payment Date.

  The term "Depository" means, with respect to the Senior Debt Securities of any series issuable or issued in whole or in part in the form of one or more Book-Entry Securities, the clearing agency registered under the Exchange Act specified for that purpose as contemplated by Section 301 of the Senior Indenture.

  The term "Exchange Act" means the Securities Exchange Act of 1934, each as amended from time to time, and any statute successor thereto.

  The term "Holder," when used with respect to any Senior Debt Security, means in the case of a Registered Security the Person in whose name the Senior Debt Security is registered in the Security Register and in the case of a Bearer Security the bearer thereof and, when used with respect to any coupon, means the bearer thereof.

  The term "Indenture" means the Senior Indenture, as such indenture was originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental thereto entered into pursuant to the applicable provisions thereof, including, for all purposes of that instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern the indenture, and any such supplemental indenture, respectively. The term "Indenture" shall also include the terms of particular series of Senior Debt Securities established as contemplated by Section 301 therein.

  The term "Interest Payment Date," when used with respect to any Senior Debt Security, means the Stated Maturity of an installment of interest on such Senior Debt Security.

  The term "Maturity," when used with respect to any Senior Debt Security, means the date on which the principal of such Senior Debt Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

  The term "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company and shall be acceptable to the Senior Trustee.

  The term "Original Issue Discount Security" means any Senior Debt Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502 of the Senior Indenture.

  The term "Outstanding," when used with respect to Senior Debt Securities, means, as of the date of determination, all Senior Debt Securities theretofore authenticated and delivered under the Senior Indenture, except:

    (1) Senior Debt Securities theretofore canceled by the Senior Trustee or delivered to the Senior Trustee for cancellation;

    (2) Senior Debt Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Senior Trustee or any Paying Agent in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Senior Debt Securities and any coupons appertaining thereto; provided that, if such Senior Debt Securities are to be redeemed, notice of such redemption has been duly given pursuant to the Senior Indenture or provision therefor satisfactory to the Senior Trustee has been made;

    (3) Senior Debt Securities as to which Defeasance has been effected pursuant to Section 1302 of the Senior Indenture (See also "--Defeasance and Covenant Defeasance" section herein); and

    (4) Senior Debt Securities which have been paid pursuant to Section 306 of the Senior Indenture or in exchange for or in lieu of which other Senior Debt Securities have been authenticated and delivered pursuant to the Senior Indenture, other than any such Senior Debt Securities in respect of which there shall have been presented to the Senior Trustee proof satisfactory to it that such Senior Debt Securities are held by a bona fide purchaser in whose hands such Senior Debt Securities are valid obligations of the Company; provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Senior Debt Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder or whether a quorum is present at a meeting of Holders of Senior Debt Securities (A) the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the Maturity thereof to such date pursuant to Section 502 of the Senior Indenture, (B) the principal amount of a Senior Debt Security denominated in one or more foreign currencies or currency units shall be the Dollar equivalent, determined in the manner provided as contemplated by
  Section 301 of the Senior Indenture on the date of original issuance of such Senior Debt Security, of the principal amount (or, in the case of an Original Issue Discount Security, the Dollar equivalent on the date of original issuance of such Senior Debt Security of the amount determined as provided in Clause (A) above), of such Senior Debt Security, and (C) Senior Debt Securities owned by the Company or any other obligor upon the Senior Debt Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Senior Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, or upon any such determination as to the presence of a quorum, only Senior Debt Securities which the Senior Trustee knows to be so owned shall be so disregarded. Senior Debt Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Senior Trustee the pledgee's right so to act with respect to such Senior Debt Securities and that the pledgee is not the Company or any other obligor upon the Senior Debt Securities or any Affiliate of the Company or of such other obligor.

  The term "Paying Agent" means any Person authorized by the Company to pay the principal of or any premium or interest on any Senior Debt Securities on behalf of the Company.

  The term "Person" means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

  The term "Place of Payment," when used with respect to the Senior Debt Securities of any series, means the place or places where, subject to the provisions of Section 1002 of the Senior Indenture, the principal of and any premium and interest on the Senior Debt Securities of that series are payable as specified as contemplated by Section 301 of the Senior Indenture.

  The term "Principal Property" shall mean any manufacturing plant or manufacturing facility which is (i) owned by the Company or any Restricted Subsidiary and (ii) located within the continental United States of America, except any such plant which, in the opinion of the Board of Directors, is not of material importance to the total business conducted by the Company and the Restricted Subsidiaries taken as a whole.

  The term "Redemption Date," when used with respect to any Senior Debt Security to be redeemed, means the date fixed for such redemption by or pursuant to the Senior Indenture.

  The term "Registered Security" means any Senior Debt Security established pursuant to the Senior Indenture which is registered in the Security Register.

  The term "Regular Record Date" for the interest payable on any Interest Payment Date on the Registered Securities of any series means the date specified for that purpose as contemplated by Section 301 of the Senior Indenture.

  The term "Restricted Subsidiary" shall mean any Subsidiary substantially all the property of which is located within the continental United States; provided, however, that the term "Restricted Subsidiary" shall not include any Subsidiary which is principally engaged in leasing or in financing receivables, or which is principally engaged in financing the Company's operations outside the continental United States, or which principally serves as a partner in a partnership.

  The term "Security Register" and "Security Registrar" shall mean the Person named in the applicable Prospectus Supplement.

  The term "Special Record Date" for the payment of any Defaulted Interest on the Registered Securities of any series means a date fixed by the Senior Trustee pursuant to Section 307 of the Senior Indenture.

  The term "Stated Maturity," when used with respect to any Senior Debt Security or any installment of principal thereof or interest thereon, means the date specified in such Senior Debt Security or a coupon representing such installment of interest as the fixed date on which the principal of such Senior Debt Security or such installment of principal or interest is due and payable.

  The term "Subsidiary" shall mean any corporation of which at least a majority of the outstanding stock having the voting power to elect a majority of the board of directors of such corporation as at the time is owned, directly or indirectly, by the Company or by one or more Subsidiaries, or by the Company and one or more Subsidiaries.

  The term "Trading Day" means each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which the Common Stock is not traded on the New York Stock Exchange, Inc. ("NYSE") or, if the Common Stock is not traded on the NYSE on the principal exchange or market on which the Common Stock is traded or quoted.

  The term "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which the Senior Indenture was executed, provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

  The term "U.S. Government Obligations" shall mean (x) any security that is
(i) a direct obligation of the United States of America for the payment of which full faith and credit of the United States of America is pledged or (ii) an obligation of a Person controlled or supervised by or acting as an agent or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case (i) or (ii), is not callable or redeemable at the option of the issuer thereof, and (y) any depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended) as custodian with respect to any U.S. Government Obligation specified in Clause (x) and held by such custodian for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any such U.S. Government Obligation, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest evidenced by such depositary receipt.

Events of Default

  Unless otherwise provided in the applicable Prospectus Supplement, any one of the following events will constitute an Event of Default under the Senior Indenture with respect to Senior Debt Securities of any series: (a) failure to pay any interest on any Senior Debt Security of that series when due, continued for 30 days; (b) failure to pay principal of or any premium on any Senior Debt Security of that series when due; (c) failure to deposit any sinking fund payment when due in respect of any Senior Debt Security of that series, continued for 30 days; (d) failure to perform any other covenant of the Company in the Senior Indenture (other than a covenant included in the Senior Indenture solely for the benefit of a series of Senior Debt Securities other than that series), continued for 90 days after written notice as provided in the Senior Indenture; (e) default resulting in acceleration of any indebtedness for money borrowed by the Company under the terms of the instrument or instruments under which such indebtedness is issued or secured if such acceleration is not rescinded or annulled within 10 days after written notice as provided in the Senior Indenture (provided that, the resulting Event of Default under the Senior Indenture will be cured or waived if such other default is cured or waived); (f) certain events in bankruptcy, insolvency or reorganization involving the Company; and (g) any other Event of Default provided with respect to Senior Debt Securities of that series. (Section 501)

  If an Event of Default with respect to Senior Debt Securities of any series at the time Outstanding occurs and is continuing, either the Senior Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Senior Debt Securities of that series by notice as provided in the Senior Indenture may declare the principal amount (or, if the Senior Debt Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all the Senior Debt Securities of that series to be due and payable immediately. At any time after a declaration of acceleration with respect to Senior Debt Securities of any series has been made, but before a judgment or decree for payment of money has been obtained by the Senior Trustee, the Holders of a majority in aggregate principal amount of the Outstanding Senior Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration. (Section 502)

  The Senior Indenture will provide that, subject to the duty of the Senior Trustee during default to act with the required standard of care, the Senior Trustee will be under no obligation to exercise any of its rights or powers under the Senior Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Senior Trustee reasonable indemnity. (Sections 601 and 603) The Holders of a majority in aggregate principal amount of the Outstanding Senior Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Senior Trustee, or exercising any trust or power conferred on the Senior Trustee, with respect to the Senior Debt Securities of that series. (Section 512)

Conversion and Exchange Rights

  The Senior Debt Securities of any series may be convertible into or exchangeable for Common Stock of the Company on the terms and subject to the conditions set forth in the Prospectus Supplement.

Defeasance and Covenant Defeasance

  Unless otherwise indicated in the applicable Prospectus Supplement with respect to the Senior Debt Securities of a series, the Company, at its option,
(i) will be discharged from any and all obligations in respect of the Senior Debt Securities of such series (except for certain obligations to issue temporary Senior Debt Securities pending preparation of definitive Senior Debt Securities, to register the transfer or exchange of Senior Debt Securities of such series, to replace stolen, lost or mutilated Senior Debt Securities of such series, and to maintain paying agents and hold moneys for payment in trust) or (ii) need not comply with the covenants that are set forth under "-- Certain Limitations" and "--Consolidation, Merger and Sale of Assets," and the occurrence of an event described under clause (d) of the "Events of Default" with respect to any defeased covenant and Clauses (e) and (g) of "--Events of Default" shall no longer be an Event of Default if, in each case, the Company irrevocably deposits with the Senior Trustee, in trust, money and/or U.S. Government Obligations that through the scheduled payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient to pay all the principal of (and premium, if any) and any interest on the Senior Debt Securities of such series on the dates such payments are due (which may include one or more redemption dates designated by the Company) in accordance with the terms of the Senior Indenture and such Senior Debt Securities. Such a trust may only be established if, among other things, (a) no Event of Default or event which with the giving of notice or lapse of time, or both, would become an Event of Default under the Senior Indenture shall have occurred and be continuing on the date of such deposit, or with regard to any Event of Default or any such event described under clause (f) of "--Events of Default" shall have occurred and be continuing at any time during the period ending on the 91st day following such date of deposit, and (b) the Company shall have delivered an Opinion of Counsel based, in the event of a defeasance of the type described in clause (i) above, upon a ruling from the Internal Revenue Service or a change in applicable Federal income tax law from the date of the Senior Indenture to the effect that the Holders of the Senior Debt Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit or defeasance and will be subject to Federal income tax in the same manner as if such defeasance had not occurred. In the event the Company omits to comply with its remaining obligations under the Senior Indenture after a defeasance of the Senior Indenture with respect to the Senior Debt Securities of any series as described under clause (ii) above and the Senior Debt Securities of such series are declared due and payable because of the occurrence of any undefeased Event of Default, the amount of money and/or U.S. Government Obligations on deposit with the Senior Trustee may be insufficient to pay amounts due on the Senior Debt Securities of such series at the time of the acceleration resulting from such Event of Default. However, the Company will remain liable in respect of such payments. (Article Thirteen)

Meetings, Modification and Waiver

  Modifications and amendments of the Senior Indenture may be made by the Company and the Senior Trustee with the consent of the Holders of not less than 66 2/3% in aggregate principal amount of the Outstanding Senior Debt Securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Senior Debt Security affected thereby, (a) change the Stated Maturity of the principal of, or any instalment of principal of or interest on any Senior Debt Security, (b) reduce the principal amount of, or premium or interest on, any Senior Debt Security, (c) change any obligation of the Company to pay additional amounts, (d) reduce the amount of principal of an Original Issue Discount Security payable upon acceleration of the Maturity thereof, (e) change the coin or currency in which any Senior Debt Security or any premium or interest thereon is payable, (f) impair the right to institute suit for the enforcement of any payment on or with respect to any Senior Debt Security, (g) reduce the percentage in principal amount of Outstanding Senior Debt Securities of any series, the consent of whose Holders is required for modification or amendment of the Senior Indenture or for waiver of compliance with certain provisions of such Senior Indenture or for waiver of certain defaults, (h) reduce the requirements contained in such Senior Indenture for quorum or voting, (i) change any obligation of the Company to maintain an office or agency in the places and for the purposes required by such Senior Indenture, or (j) modify any of the above provisions. (Section 902)

  The Holders of at least 66 2/3% of the outstanding Senior Debt Securities of a series may waive compliance by the Company with certain restrictive provisions of the Senior Indenture. (Section 1012) The Holders of not less than a majority in aggregate principal amount of the Outstanding Senior Debt Securities of each series may, on behalf of all Holders of Senior Debt Securities of that series and any coupons appertaining thereto, waive any past default under the Senior Indenture with respect to Senior Debt Securities of that series, except a default (a) in the payment of principal of (or premium if any) or any interest on any Senior Debt Security of such series, and (b) in respect of a covenant or provision of the Senior Indenture which cannot be modified or amended without the consent of the Holder of each Outstanding Senior Debt Security of such series affected. (Section 513)

  The Senior Indenture provides that in determining whether the Holders of the requisite principal amount of the Outstanding Senior Debt Securities have given any request, demand, authorization, direction, notice, consent or waiver thereunder or are present at a meeting of Holders of Senior Debt Securities for quorum purposes, (i) the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the Maturity thereof, (ii) the principal amount of a Senior Debt Security denominated in a foreign currency or currencies shall be the U.S. dollar equivalent, determined on the date of original issuance of such Security, of the principal amount of such Senior Debt Security (or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent, determined on the date of original issuance of such Senior Debt Security, of the amount determined as provided in
(i) above), and (iii) Senior Debt Securities owned by the Company or an Affiliate thereof shall not be deemed outstanding. (Section 101)

  The Senior Indenture contains provisions for convening meetings of the Holders of Senior Debt Securities of a series if Senior Debt Securities of that series are issuable as Bearer Securities. (Section 1401) A meeting may be called at any time by the Senior Trustee, and also, upon request, by the Company or the Holders of at least 10% in principal amount of the Outstanding Senior Debt Securities of such series, in any such case upon notice given in accordance with "--Notices" below. (Section 1402) To be entitled to vote at any meeting of Holders of Senior Debt Securities of any series, a Person shall be (1) a Holder of one or more Outstanding Senior Debt Securities of such series, or (2) a person appointed by an instrument in writing as proxy of a Holder or Holders, including proxies given to beneficial owners of Book-Entry Securities by the Depository, or its nominee. (Section 1403) Except for any consent which must be given by the Holder of each Outstanding Senior Debt Security affected thereby, as described above, any resolution presented at a meeting or adjourned meeting at which a quorum is present may be adopted by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Senior Debt Securities of that series; provided, however, that, except for any consent which must be given by the Holder of each Outstanding Senior Debt Security affected thereby, as described above, any resolution with respect to any consent or waiver which may be given by the Holders of not less than 66 2/3% in principal amount of the Outstanding Senior Debt Securities of a series may be adopted at a meeting or an adjourned meeting at which a quorum is present only by the affirmative vote of 66 2/3% in principal amount of the Outstanding Senior Debt Securities of that series; and provided, further, that, except for any consent which must be given by the Holder of each Outstanding Senior Debt Security affected thereby, as described above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of Outstanding Senior Debt Securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Senior Debt Securities of that series. Any resolution passed or decision taken at any meeting of Holders of Senior Debt Securities of any series duly held in accordance with the Senior Indenture will be binding on all Holders of Senior Debt Securities of that series and the related coupons. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the Outstanding Senior Debt Securities of a series; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the Holders of not less than 66 2/3% in principal amount of the Outstanding Senior Debt Securities of a series, the persons holding or representing 66 2/3% in principal amount of the Outstanding Senior Debt Securities of such series will constitute a quorum. (Section 1404)

Consolidation, Merger and Sale of Assets

  The Company, without the consent of the Holders of any of the Outstanding Senior Debt Securities under the Senior Indenture, may consolidate or merge with or into, or transfer or lease its assets substantially as an entirety to, any Person which is a corporation, partnership or trust organized and validly existing under the laws of any domestic jurisdiction, or may permit any such Person to consolidate with or merge into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company, provided that any successor Person assumes the Company's obligations on the Senior Debt Securities and under the Senior Indenture, that after giving effect to the transaction no Event of Default, and no event which, after notice or lapse of time, would become an Event of Default, shall have occurred and be continuing, and that certain other conditions are met. (Section 801)

Notices

  Except as otherwise provided in the Senior Indenture, notices to Holders of Bearer Securities will be given by publication at least twice in a daily newspaper in the City of New York and in such other city or cities as may be specified in such Senior Debt Securities and described in the applicable Prospectus Supplement. Notices to Holders of Registered Securities will be given by mail to the addresses of such Holders as they appear in the Security Register. (Sections 101 and 106)

Title

  Title to any Bearer Securities and any coupons appertaining thereto will pass by delivery. The Company, the Senior Trustee and any agent of the Company or the Senior Trustee may treat the bearer of any Bearer Security and the bearer of any coupon and the registered owner of any Registered Security as the absolute owner thereof (whether or not such Senior Debt Security or coupon shall be overdue and notwithstanding any notice to the contrary) for the purpose of making payment and for all other purposes. (Section 308)

Replacement of Securities and Coupons

  Any mutilated Senior Debt Security or a Senior Debt Security with a mutilated coupon appertaining thereto will be replaced by the Company at the expense of the Holder upon surrender of such Senior Debt Security to the Security Registrar. Senior Debt Securities or coupons that become destroyed, stolen or lost will be replaced by the Company at the expense of the Holder upon delivery to the Senior Trustee of the Senior Debt Security and coupons or evidence of the destruction, loss or theft thereof satisfactory to the Company and the Senior Trustee; in the case of any coupon which becomes destroyed, stolen or lost, such coupon will be replaced by issuance of a new Senior Debt Security in exchange for the Senior Debt Security to which such coupon appertains. In the case of a destroyed, lost or stolen Senior Debt Security or coupon, an indemnity satisfactory to the Senior Trustee and the Company may be required at the expense of the Holder of such Senior Debt Security or coupon before a replacement Senior Debt Security will be issued. (Section 306)

Governing Law

  The Senior Indenture, the Senior Debt Securities and the coupons will be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania. (Section 113)

Regarding the Senior Trustee

  PNC Bank, National Association is the trustee under the Senior Indenture. The Company and certain of its subsidiaries maintain deposit accounts and conduct other banking transactions, including borrowings in the ordinary course of business, with PNC Bank, National Association.

                DESCRIPTION OF THE SUBORDINATED DEBT SECURITIES

  The following description of the terms of the Subordinated Debt Securities summarizes certain general terms and provisions of the Subordinated Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Subordinated Debt Securities and the extent, if any, to which such general provisions may apply to the Subordinated Debt Securities will be described in the Prospectus Supplement relating to such Subordinated Debt Securities.

  The Subordinated Debt Securities may be issued under an indenture (the "Subordinated Indenture") between the Company and The Chase Manhattan Bank, as trustee, or such other trustee as shall be named in a Prospectus Supplement (the "Subordinated Trustee"), the form of which has been filed with the Commission as an exhibit to the Registration Statement of which this Prospectus forms a part. This summary of certain terms and provisions of the Subordinated Debt Securities and the Subordinated Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Subordinated Indenture. References to particular sections of the Subordinated Indenture are noted below. Capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Subordinated Indenture.

General

  The Subordinated Debt Securities will be unsecured and will rank junior and be subordinate in right of payment to all Senior Debt (as defined below) of the Company. The Subordinated Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Company, whether under the Subordinated Indenture or any existing or other indenture that the Company may enter into in the future or otherwise. See "--Subordination."

  Concurrently with the issuance of Trust Preferred Securities, the Alcoa Trust will invest the proceeds thereof and the consideration paid by the Company for the related Trust Common Securities in Subordinated Debt Securities. The Subordinated Debt Securities will be in the principal amount equal to the aggregate stated liquidation amount of the Trust Preferred Securities plus the Company's concurrent investment in the related Trust Common Securities.

  The Subordinated Debt Securities will not be subject to any sinking fund provision.

  Reference is made to the Prospectus Supplement for the following terms of the Subordinated Debt Securities being offered hereby (to the extent such terms are applicable to the Subordinated Debt Securities): (i) the specific designation of such Subordinated Debt Securities, aggregate principal amount and purchase price; (ii) any limit on the aggregate principal amount of such Subordinated Debt Securities; (iii) the date or dates on which the principal of such Subordinated Debt Securities is payable and the right, if any, to extend such date or dates; (iv) the rate or rates at which such Subordinated Debt Securities will bear interest or the method of calculating such rate or rates, if any; (v) the date or dates from which such interest shall accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the record dates for the determination of holders to whom interest is payable on any such interest payment dates; (vi) the right, if any, to defer payments of interest on the Subordinated Debt Securities by extending the interest payment periods and the duration of such extensions (each, an "Extension Period"); (vii) the period or periods within which, the price or prices at which, and the terms and conditions upon which, such Subordinated Debt Securities may be redeemed, in whole or in part, at the option of the Company; (viii) the obligation, if any, of the Company to redeem or purchase such Subordinated Debt Securities at the option of the holder thereof and the period or periods within which, the price or prices at which, and the terms and conditions upon which, such Subordinated Debt Securities shall be redeemed or purchased, in whole or part, pursuant to such obligation; (ix) any applicable United States Federal income tax consequences, including whether and under what circumstances the Company will pay additional amounts on the Subordinated Debt Securities held by a person who is not a U.S. person in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether the Company will have the option to redeem such Subordinated Debt Securities rather than pay such additional amounts; (x) the form of such Subordinated Debt Securities; (xi) if other than denominations of $50 or any integral multiple thereof, the denominations in which such Subordinated Debt Securities shall be issuable; (xii) any and all other terms with respect to such Subordinated Debt Securities, including any modification of or additions to the events of default or covenants provided for with respect to the Subordinated Debt Securities, and any terms which may be required by or advisable under applicable laws or regulations not inconsistent with the Subordinated Indenture; (xiii) the terms and conditions upon which the Subordinated Debt Securities may be convertible into or exchanged for Common Stock of the Company; and (xiv) whether such Subordinated Debt Securities are issuable as a global security, and in such case, the identity of the depositary.

  Unless otherwise indicated in the applicable Prospectus Supplement, the Subordinated Debt Securities will be issued in United States dollars in fully registered form without coupons in denominations of $50 or integral multiples thereof. No service charge will be made for any transfer or exchange of any Subordinated Debt Securities, but the Company may, except in certain specified cases not involving any transfer, require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Unless otherwise set forth in the applicable Prospectus Supplement, interest on outstanding Subordinated Debt Securities will be paid to holders of record on the date which is 15 days immediately prior to the date such interest is to be paid.

Global Securities

  If any Subordinated Debt Securities are represented by one or more Global Securities, the applicable Prospectus Supplement will describe the circumstances, if any, under which beneficial owners of interests in any such Global Security may exchange such interests for Subordinated Debt Securities and of like tenor and principal amount in any authorized form and denomination. Principal of, and any premium and interest on, a Global Security will be payable in the manner described in the applicable Prospectus Supplement.

  The specific terms of the depositary arrangement with respect to any portion of Subordinated Debt Securities to be represented by a Global Security will be described in the applicable Prospectus Supplement.

Payment and Paying Agents

  Payments on Subordinated Debt Securities represented by a Global Security will be made to the depositary for the Subordinated Debt Securities. In the event Subordinated Debt Securities are issued in definitive form, principal of and premium, if any, and any interest on Subordinated Debt Securities will be payable, the transfer of the Subordinated Debt Securities will be registrable, and the Subordinated Debt Securities will be exchangeable for Subordinated Debt Securities of other denominations of a like aggregate principal amount at the corporate office of the Subordinated Trustee in the City of New York or at the office of such Paying Agent or Paying Agents as the Company may designate, except that at the option of the Company payment of any interest may be made
(i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Securities Register or (ii) by wire transfer to an account maintained by the Person entitled thereto as specified in the Securities Register, provided that proper transfer instructions have been received by the Regular Record Date. Payment of any interest on Subordinated Debt Securities will be made to the Person in whose name such Subordinated Debt Securities are registered at the close of business on the Regular Record Date for such interest, except in the case of Defaulted Interest. The Regular Record Date for the interest payable on any Interest Payment Date shall be the 15th day (whether or not a Business Day) next preceding such Interest Payment Date. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent. (Section 2.3)

  Any monies deposited with the Subordinated Trustee or any Paying Agent or then held by the Company in trust, for the payment of the principal of and premium, if any, or interest on any Subordinated Debt Securities and remaining unclaimed for two years after such principal and premium, if any, or interest has become due and payable shall, at the request of the Company, be repaid to the company and the holder of such Subordinated Debt Securities shall thereafter look, as a general unsecured creditor, only to the Company for payment thereof. (Section 10.3)

Modification of Indenture

  From time to time, the Company and the Subordinated Trustee may, without the consent of the holders of Subordinated Debt Securities, amend, waive or supplement the Subordinated Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such action does not materially adversely affect the interest of the holders of the Subordinated Debt Securities, or the holders of the Trust Preferred Securities so long as they remain outstanding) and qualifying, or maintaining the qualification of, the Subordinated Indenture under the Trust Indenture Act. The Subordinated Indenture contains provisions permitting the Company and the Subordinated Trustee, with the consent of the holders of not less than a majority in principal amount of the outstanding Subordinated Debt Securities, to modify the Subordinated Indenture in a manner affecting the rights of the holders of the Subordinated Debt Securities; provided that no such modification may, without the consent of the holder of each outstanding Subordinated Debt Security so affected, (i) change the stated maturity of the Subordinated Debt Securities, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon (other than deferrals of the payments of interest during any Extension Period as described in any applicable Prospectus Supplement) or reduce the premium payable upon the redemption thereof, or impair any right to institute suit for the enforcement of any such payment, or adversely affect the subordination provisions of the Subordinated Indenture or any right to convert any Subordinated Debt Securities or (ii) reduce the percentage of principal amount of Subordinated Debt Securities, the holders of which are required to consent to any such modification of the Subordinated Indenture, provided that, so long as any of the Trust Preferred Securities remain outstanding, (a) no such modification may be made that adversely affects the holders of such Trust Preferred Securities in any material respect, and no termination of the Subordinated Indenture may occur, and no waiver of any Subordinated Debt Securities Event of Default or compliance with any covenant under the Subordinated Indenture may be effective, without the prior consent of the holders of at least a majority in aggregate liquidation amount of the Trust Preferred Securities then outstanding unless and until the principal of and any premium on the Subordinated Debt Securities and all accrued and unpaid interest thereon has been paid in full and (b) where a consent under the Subordinated Indenture would require the consent of each holder of Subordinated Debt Securities, no such consent will be given by the Property Trustee without the prior consent of each holder of the Trust Preferred Securities. (Section 9.2)

Subordinated Debt Securities Events of Default

  The Subordinated Indenture will provide that any one or more of the following described events that has occurred and is continuing constitutes a "Subordinated Debt Securities Event of Default" with respect to the Subordinated Debt Securities:

    (i) failure for 30 days to pay any interest on the Subordinated Debt Securities, when due (subject to the deferral of any due date in the case of an Extension Period);

    (ii) failure to pay any principal or premium, if any, on the Subordinated Debt Securities when due whether at maturity, upon redemption by declaration or otherwise;

    (iii) failure by the Company to deliver shares of Common Stock upon an appropriate election by holders of Subordinated Debt Securities to convert such Subordinated Debt Securities;

    (iv) failure to observe or perform certain other covenants contained in the Subordinated Indenture for 90 days after written notice to the Company from the Subordinated Trustee or to the Subordinated Trustee and the Company from the holders of at least 25% in aggregate outstanding principal amount of such Subordinated Debt Securities; or

    (v) certain events in bankruptcy, insolvency or reorganization of the Company. (Section 5.1)

  The holders of a majority in aggregate outstanding principal amount of the Subordinated Debt Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Subordinated Trustee or exercising any trust or power conferred on the Subordinated Trustee consistent with the Subordinated Indenture. The Subordinated Trustee or the holders of not less than 25% in aggregate principal amount of the Subordinated Debt Securities then outstanding may declare the principal due and payable immediately upon a Subordinated Debt Securities Event of Default, and, should the Subordinated Trustee or the holders of the Subordinated Debt Securities fail to make such declaration, the holders of at least 25% in aggregate liquidation amount of the Trust Preferred Securities then outstanding shall have such right. The holders of a majority in aggregate outstanding principal amount of the Subordinated Debt Securities may annul and rescind such declaration if the default (other than the non-payment of the principal of the Subordinated Debt Securities which has become due solely by such acceleration) has been cured or waived and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Subordinated Trustee and, should the holders of the Subordinated Debt Securities fail to annul and rescind such declaration, the holders of a majority in aggregate liquidation amount of the Trust Preferred Securities then outstanding shall have such right. (Section 5.2)

  The holders of a majority in aggregate outstanding principal amount of the Subordinated Debt Securities affected thereby may, on behalf of the holders of all the Subordinated Debt Securities, waive any past default, except a default in the payment of principal or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Subordinated Trustee) or a default in respect of a covenant or provision which under the Subordinated Indenture cannot be modified or amended without the consent of the holder of each outstanding Subordinated Debt Security and, should the holders of the Subordinated Debt Securities fail to annul such declaration and waive such default, the holders of a majority in aggregate liquidation amount of the Trust Preferred Securities shall have such right. (Sections 5.2 and 5.13) The Company is required to file annually with the Subordinated Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Subordinated Indenture. (Section 10.5)

  In case a Subordinated Debt Securities Event of Default shall occur and be continuing as to the Subordinated Debt Securities, the Property Trustee will have the right to declare the principal of and the interest on the Subordinated Debt Securities and any other amounts payable under the Subordinated Indenture to be forthwith due and payable and to enforce its other rights as a creditor with respect to the Subordinated Debt Securities.

Consolidation, Merger, Sale of Assets and Other Transactions

  The Subordinated Indenture will provide that the Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and no Person shall consolidate with or merge into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company, unless (i) in case the Company consolidates with or merges into another Person or conveys, transfers or leases its properties and assets substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any state or the District of Columbia, and such successor Person expressly assumes the Company's obligations on the Subordinated Debt Securities and under the Subordinated Indenture; (ii) immediately after giving effect thereto, no Subordinated Debt Securities Event of Default, and no event which, after notice or lapse of time or both, would become a Subordinated Debt Securities Event of Default, shall have happened and be continuing; (iii) such transaction is permitted under the Trust Agreement (as defined herein) and the Trust Guarantee and does not give rise to any breach or violation of the Trust Agreement or the Trust Guarantee; and (iv) certain other conditions as prescribed in the Subordinated Indenture are met. (Section 8.1)

  The general provisions of the Subordinated Indenture do not afford holders of the Subordinated Debt Securities protection in the event of a highly leveraged or other transaction involving the Company that may adversely affect holders of the Subordinated Debt Securities.

Expenses of the Alcoa Trust

  Pursuant to the Subordinated Indenture, the Company will pay all of the costs, expenses or liabilities of the Alcoa Trust, other than obligations of the Alcoa Trust to pay to the holders of any Trust Preferred Securities or Trust Common Securities the amounts due such holders pursuant to the terms of the Trust Preferred Securities or Trust Common Securities. (Secion 10.9)

Satisfaction and Discharge

  The Subordinated Indenture will provide that when, among other things, all Subordinated Debt Securities not previously delivered to the Subordinated Trustee for cancellation (i) have become due and payable or (ii) will become due and payable at their stated maturity within one year or are to be properly called for redemption within one year, and the Company deposits or causes to be deposited with the Subordinated Trustee trust funds, in trust, for the purpose and in an amount in the currency or currencies in which the Subordinated Debt Securities are payable sufficient to pay and discharge the entire indebtedness on the Subordinated Debt Securities not previously delivered to the Subordinated Trustee for cancellation, for the principal and premium, if any, and interest to the date of the deposit or to the stated maturity, as the case may be, then the Subordinated Indenture will cease to be of further effect (except as to the Company's obligations to pay all other sums due pursuant to the Subordinated Indenture and to provide the officers' certificates and opinions of counsel described therein), and the Company will be deemed to have satisfied and discharged the Subordinated Indenture. (Section 4.1)

Subordination

  In the Subordinated Indenture, the Company has covenanted and agreed that any Subordinated Debt Securities issued thereunder will be subordinate and junior in right of payment to all Senior Debt (as defined below) of the Company whether now existing or hereinafter incurred. Upon any payment or distribution of assets of the Company to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of the Company, the holders of Senior Debt will first be entitled to receive payment in full of principal of and premium, if any, and interest, if any, on such Senior Debt before the Property Trustee, on behalf of the holders of the Subordinated Debt Securities, will be entitled to receive or retain any payment in respect of the principal of and premium, if any, or interest, if any, on the Subordinated Debt Securities. (Sections 12.1 and 12.2)

  In the event of the acceleration of the maturity of any Subordinated Debt Securities, the holders of all Senior Debt outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon (including any amounts due upon acceleration) before the holders of Subordinated Debt Securities will be entitled to receive or retain any payment in respect of the principal of or premium, if any, or interest, if any, on the Subordinated Debt Securities. (Section 12.1)

  No payments on account of principal (or premium, if any) or interest, if any, in respect of the Subordinated Debt Securities may be made if there shall have occurred and be continuing a default in any payment with respect to Senior Debt, or an event of default with respect to any Senior Debt resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default. (Section 12.3)

  "Debt" means, with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed; (ii) every obligation of such Person evidenced by bonds, Subordinated Debt Securities, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person; (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (v) every capital lease obligation of such Person; and (vi) every obligation of the type referred to in clauses (i) through (v) of another Person and all dividends of another person the payment of which, in either case, such Person has guaranteed or for which such Person is responsible or liable, directly or indirectly, as obligor or otherwise.

  "Senior Debt" means the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not such claim for post-petition interest is allowed in such proceeding), on Debt of the Company, whether incurred on or prior to the date of the Indenture or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the Subordinated Debt Securities.

  The Subordinated Indenture will place no limitation on the amount of additional Senior Debt that may be incurred by the Company.

Governing Law

  The Subordinated Indenture and the Subordinated Debt Securities will be governed by and construed in accordance with the laws of the State of New York. (Section 1.12)

Information Concerning the Subordinated Trustee

  The Chase Manhattan Bank is the trustee under the Subordinated Indenture. The Subordinated Trustee is under no obligation to exercise any of the powers vested in it by the Subordinated Indenture at the request of any holder of Subordinated Debt Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Subordinated Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Subordinated Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it. The Company and certain of its subsidiaries maintain deposit accounts and conduct other banking transactions, including borrowing in the ordinary course of business, with The Chase Manhattan Bank.

                            DESCRIPTION OF WARRANTS

  The Company may issue, together with any Senior Debt Securities offered by any Prospectus Supplement or separately, Warrants for the purchase of other Senior Debt Securities. The Warrants are to be issued under Warrant Agreements (each a "Warrant Agreement") to be entered into between the Company and a bank or trust company, as Warrant Agent (the "Warrant Agent"), all as set forth in the Prospectus Supplement relating to the particular issue of Warrants. A copy of the form of Warrant Agreement, including the form of Warrant Certificates representing the Warrants (the "Warrant Certificates"), reflecting the alternative provisions to be included in the Warrant Agreements that will be entered into with respect to particular offerings of Warrants, is filed with the Commission and incorporated by reference as an exhibit to the Registration Statement. The following summaries of certain provisions of the Warrant Agreement and the Warrant Certificates do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Warrant Agreement and the Warrant Certificates, respectively.

  The Prospectus Supplement will describe the terms of the Warrants, the Warrant Agreement relating to the Warrants and the Warrant Certificates representing the Warrants, including the following: (1) the designation, aggregate principal amount and terms of the Senior Debt Securities purchasable upon exercise of the Warrants; (2) the designation and terms of any related Senior Debt Securities with which the Warrants are issued and the number of Warrants issued with each such Senior Debt Security; (3) the date, if any, on and after which the Warrants and the related Senior Debt Securities will be separately transferable; (4) the principal amount of Senior Debt Securities purchasable upon exercise of one Warrant and the price at which such principal amount of Senior Debt Securities may be purchased upon such exercise; (5) the date on which the right to exercise the Warrants shall commence and the date (the "Expiration Date") on which such right shall expire; and (6) whether the Warrants represented by the Warrant Certificates will be issued in registered or bearer form, and if registered, where they may be transferred and registered.

  If the Senior Debt Securities purchasable upon exercise of the Warrants are issuable in bearer form, such Warrants shall not be offered nor constitute an offer to, and Bearer Senior Debt Securities issuable upon exercise of such Warrants shall not be issued to, United States persons other than to offices outside the United States of certain United States financial institutions.

  Warrant Certificates will be exchangeable for new Warrant Certificates of different denominations and Warrants may be exercised at the corporate trust office of the Warrant Agent or any other office indicated in the Prospectus Supplement. Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of Holders of the Senior Debt Securities purchasable upon such exercise and will not be entitled to payments of principal of (and premium, if any) or interest, if any, on the Senior Debt Securities purchasable upon such exercise.

                        DESCRIPTION OF PREFERRED STOCK

  The Company's Articles of Incorporation, as amended (the "Articles"), authorize the issuance of two classes of preferred stock, 660,000 shares of $3.75 Cumulative Preferred Stock, par value $100.00 per share ("Class A Stock") and 10,000,000 shares of Class B Serial Preferred Stock, par value $1.00 per share ("Class B Stock"). As of June 30, 1998, there were 557,649 shares of Class A Stock outstanding and no shares of Class B Stock outstanding. No additional shares of Class A Stock may be issued. The Company initiated an ongoing program to purchase and retire shares of Class A Stock in 1989.

  The following description of Class B Stock sets forth certain general terms and provisions of the series of Class B Stock to which any Prospectus Supplement may relate. The specific terms of a particular series of Class B Stock will be described in the Prospectus Supplement relating to such series of the Class B Stock offered pursuant thereto. If so indicated in the Prospectus Supplement relating thereto, the terms of any such series of Class B Stock may differ from the terms set forth below. The description of Class B Stock set forth below and the description of the terms of a particular series of Class B Stock set forth in the Prospectus Supplement relating thereto do not purport to be complete and are qualified in their entirety by reference to the Company's Articles and the Statement with Respect to Shares relating to such series of Class B Stock, which will be filed or incorporated by reference as an exhibit to the Registration Statement of which this Prospectus is a part.

General

  The Board of Directors of the Company has the authority to issue shares of Class B Stock in one or more series and to fix the specific number of shares and, subject to the Articles, the relative rights and preferences of any such series so established; provided that all shares of preferred stock shall be identical except as to the following relative rights and preferences, any of which may vary between different series: (i) the rate of dividend (including the date from which dividends shall be cumulative and, with respect to the Class B Stock, whether such dividend rate shall be fixed or variable and the methods, procedures and formulas for the recalculation or periodic resetting of any variable dividend rate); (ii) the price at, and the terms and conditions on, which shares may be redeemed; (iii) the amounts payable on shares in the event of voluntary or involuntary liquidation; (iv) sinking fund provisions for the redemption or purchase of shares in the event shares of any series of preferred stock are issued with sinking fund provisions; and (v) the terms and conditions on which the shares of any series may be converted in the event the shares of any series are issued with the privilege of conversion. Each share of any series of Class B Stock shall be identical with all other shares of any such series, except as to the date from which dividends shall be cumulative.

  The Prospectus Supplement will set forth the following specific terms regarding the series of Class B Stock offered thereby: (i) the designation, number of shares and liquidation preference per share; (ii) the initial public offering price; (iii) the dividend rate or rates, or the method of determining the dividend rate or rates; (iv) the index, if any, upon which the amount of dividends, if any, is determined; (v) the dates on which dividends, if any, will accrue and be payable, that such dividends will be cumulative, and the designated record dates for determining the holders entitled to such dividends; (vi) any redemption or sinking fund provisions; (vii) any conversion or exchange provisions; (viii) provisions for issuance of global securities; (ix) the currency (which may be composite currency) in which payment of dividends, if any, shall be payable if other than United States dollars; (x) voting rights, if any, (except as otherwise required by law); and
(xi) any additional terms, preferences or rights and qualifications, limitations or restrictions thereof.

  The shares of Class B Stock will, when issued, be fully paid and nonassessable and will have no preemptive rights.

  The transfer agent, registrar, dividend disbursing agent and redemption agent for the Class B Stock will be specified in the Prospectus Supplement relating thereto.

Dividends

  The holders of Class A Stock are entitled to receive, when and as declared by the Board of Directors of the Company, out of funds legally available therefor, cumulative cash dividends at the annual rate of $3.75 per share, payable quarterly on the first day of January, April, July and October in each year.

  The holders of the Class B Stock of each series will be entitled to receive, when, as and if declared by the Board of Directors of the Company, out of funds legally available therefor, cumulative cash or other dividends at such rate or rates and on such dates as the Board of Directors determines in respect of such series and will be set forth in the Prospectus Supplement relating to such series of Class B Stock. Such rates may be fixed or variable or both. No dividends may be declared in respect of any dividend period on any series of Class B Stock, unless all accrued dividends and the current quarter yearly dividend on Class A Stock shall have been paid in full or contemporaneously are declared and set apart. In the event that full cumulative dividends on shares of a series of Class B Stock have not been declared and paid or set apart when due, dividends thereon shall be declared and paid pro rata to the holders of such series entitled thereto. No interest shall be payable in respect of any dividend payment on the Class A Stock or the Class B Stock which may be in arrears.

  In the event that full cumulative dividends on any class or series of Class A Stock or Class B Stock (including dividends for the current quarter yearly dividend period for shares of Class A Stock) have not been declared and paid or set apart when due, the Company may not declare or pay any dividends on, or make other distributions on or make payment on account of the purchase, redemption, or other retirement, of Common Stock. No restriction applies to the repurchase or redemption of Class A Stock or Class B Stock by the Company while there is any arrearage in the payment of dividends or any applicable sinking fund installments on such stock.

Redemption

  At the option of its Board of Directors at any time, the Company may redeem the whole or any part of the Class A Stock, at par, plus accrued dividends. Notice of redemption must be given by publication in daily newspapers of general circulation in New York City and in Pittsburgh, Pennsylvania; and by mail to each record holder not less than 30 days nor more than 60 days prior to the date fixed for redemption. In case of a redemption of a part only of the Class A Stock at the time outstanding, the shares to be redeemed shall be selected pro rata or by lot as determined by the Board of Directors of the Company.

  If notice of redemption has been given, from and after the redemption date for the shares of Class A Stock called for redemption (unless default shall be made by the Company in providing money for the payment of the redemption price of the shares so called for redemption), dividends on the shares of Class A Stock so called for redemption will cease to accrue, such shares will no longer be deemed to be outstanding, and all rights of the holders thereof as shareholders of the Company (except the right to receive the redemption price) will cease. Upon surrender in accordance with such notice of the certificates representing any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Company will so require and the notice shall so state), the redemption price referred to above will be paid out of funds provided by the Company. If fewer than all of the shares represented by any such certificate are redeemed, a new certificate will be issued representing the unredeemed shares without cost to the holder thereof. All shares of Class A Stock so redeemed shall be cancelled and shall not be reissued.

  The terms and conditions under which the whole or any part of any series of the Class B Stock may be redeemed shall be established by the Board of Directors prior to the issuance thereof. Unless otherwise determined by the Board of Directors, all shares of Class B Stock so redeemed or otherwise acquired by the Company shall be returned to the status of authorized but unissued shares.

Liquidation Preference

  Upon any liquidation, dissolution or winding up of the Company, the holders of Class A Stock shall be entitled to receive out of the assets of the Company available for distribution to shareholders the full respective preferential amounts to which they are entitled before any distribution of assets is made to or set apart for the holders of Class B Stock. The holders of shares of each series of Class B Stock shall be entitled to receive out of the assets of the Company available for distribution to shareholders the full respective preferential amounts to which they are entitled before any distribution of assets is made to or set apart for the holders of Common Stock, with respect to the Class B Stock, plus all dividends which have accrued on such series of Class B Stock and have not been paid or declared and a sum sufficient for payment thereof set apart, an amount described in the Prospectus Supplement relating to such series of Class B Stock. If, in any case of any such liquidation, dissolution or winding up of the Company, the assets of the Company or the proceeds thereof shall be insufficient to pay in full the amounts payable with respect to shares of each series of Class B Stock, the holders of shares of such series of Class B Stock will share ratably in any such distribution of assets of the Company in proportion to the full respective preferential amounts to which they are entitled. After payment to the holders of shares of such series of Class B Stock of the full preferential amounts to which they are entitled, the holders of shares of such series of Class B Stock will not be entitled to any further participation in any distribution of assets by the Company, unless otherwise provided in the Prospectus Supplement. A consolidation or merger of the Company with one or more corporations shall not be deemed to be a liquidation, dissolution or winding up of the Company.

Conversion and Exchange Rights

  The terms, if any, on which shares of any series of Class B Stock are convertible into or exchangeable for Common Stock will be set forth in the Prospectus Supplement relating thereto. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at the option of the Company, in which the number of shares of Common Stock to be received by the holders of Class B Stock would be calculated according to the market price of Common Stock as of a time stated in the Prospectus Supplement.

Voting Rights

  Except as indicated below or in the Prospectus Supplement relating to a particular series of the Class B Stock, or except as expressly required by applicable law, the holders of Class B Stock will not be entitled to vote.

  Pennsylvania law requires that holders of outstanding shares of a particular class or series be entitled to vote as a class on an amendment to the Articles that would (i) authorize the Board of Directors to fix and determine the relative rights and preferences as between series of any preferred stock or special class of stock; (ii) change the preferences, limitations or other special rights of the shares of a class or series adverse to that class or series; (iii) authorize a new class or series of shares having a preference as to dividends or assets which is senior to shares of a particular class or series; or (iv) increase the number of authorized shares of any particular class or series having a preference as to dividends or assets which is senior in any respect to the shares of such class or series.

  The Board of Directors, pursuant to the Company's Articles, may limit or eliminate the voting rights applicable to any series of Class B Stock prior to the issuance of such series, except as otherwise required by law. Any one or more series of the Class B Stock may be issued with such additional voting rights, exercisable only during certain extended periods of dividend arrearages, as the Board of Directors may determine to be required to qualify the series for listing on a recognized stock exchange. Such rights may only be granted if there are no shares of Class A Stock outstanding.

  On matters on which holders of such series and holders of any other series of Class B Stock are entitled to vote as a single class, each full share of any series of the Class B Stock shall be entitled to one vote. Therefore, the voting power of such series will depend on the number of shares in such series, not the liquidation preference or initial offering price of the shares of such series of the Class B Stock.

  So long as any shares of Class A Stock or Class B Stock remain outstanding, without the consent of the holders of at least a majority of the outstanding Class A Stock and Class B Stock, voting as a class, the Company shall not (i) authorize any additional class of stock or increase the authorized number of shares of the Class A Stock or Class B Stock or any class of stock ranking on a parity with the Class A Stock or Class B Stock, as the case may be, as to dividends or assets or (ii) merge or consolidate with any other corporation if the corporation surviving or resulting from such merger or consolidation would have any authorized class of stock ranking senior to or on a parity with the Class A Stock or Class B Stock except the same number of shares of stock with the same rights and preferences as the authorized stock of the corporation immediately preceding such merger or consolidation.

  So long as any shares of Class A Stock or Class B Stock remain outstanding, without the consent of the holders of at least two-thirds of the outstanding Class A Stock and Class B Stock, the Company shall not (i) make any change in the rights and preferences of the Class A Stock or Class B Stock so as to affect such stock adversely (provided, however, that if any such change would affect any series of Class A Stock or Class B Stock adversely as compared with the effect thereof upon any other series of Class A Stock or Class B Stock, no such change shall be made without the additional consent of the holders of at least two-thirds of the outstanding shares of such series of Class A Stock or Class B Stock), (ii) authorize any additional class of stock or increase the authorized number of shares of any class of stock ranking senior to the Class A Stock or Class B Stock as to dividends or assets or (iii) sell or otherwise part with control of all or substantially all of its property or business or voluntarily liquidate, dissolve or wind up its affairs.

                          DESCRIPTION OF COMMON STOCK

  The Company is authorized to issue 600,000,000 shares of Common Stock, par value $1.00 per share. As of June 30, 1998, there were 164,798,342 shares of Common Stock outstanding. In addition, as of such date, there were 14,124,241 shares of Common Stock issued and held in the treasury of the Company and an aggregate of 23,229,499 shares of Common Stock reserved for issuance under various incentive plans.

Dividend Rights

  The holders of Common Stock are entitled to receive dividends, when and as declared by the Board of Directors, but no dividend shall be declared or paid on the Common Stock so long as any preferred stock remains outstanding, unless all dividends accrued on all classes of the Company's preferred stock and the current quarter yearly dividend on the Class A Stock shall have been paid or declared and a sum sufficient for payment therefor set apart.

Voting Rights

  The holders of Common Stock are entitled to one vote per share.

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

Liquidation Rights

  Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, after payments to holders of preferred stock of such amount as shall have been fixed by the Board of Directors, plus accrued dividends, the remaining assets of the Company shall belong to and be divided among the holders of Common Stock. The consolidation or merger of the Company with or into any other corporation or corporations or a share exchange or division involving the Company pursuant to applicable law will not be deemed a liquidation, dissolution or winding up of the Company under the Company's Articles.

Preemptive or Other Subscription Rights

  The holders of Common Stock have no right to participate in any right of subscription to any increased or additional capital stock of the Company.

Conversion and Other Rights

  The Common Stock does not have any conversion, redemption or sinking fund provisions applicable thereto and is not liable to further call or assessment by the Company. All outstanding shares of Common Stock are fully paid and non-assessable.

Other Matters

  The Articles of the Company provide for a classified Board of Directors with staggered three year terms, establish special shareholder voting requirements to remove directors and establish certain procedures relating to the nomination of directors, filling of vacancies and the vote required to amend or repeal any of these provisions. The Articles also prohibit the Company's payment of "green-mail," that is, payment of a premium in purchasing shares of its Common Stock from a present or recent holder of 5% or more of the Common Stock, except with the approval of a majority of the disinterested shareholders. This provision and the classified board provision may be amended or repealed only with the affirmative vote of at least 80% of the Common Stock. In addition, the Articles limit or eliminate to the fullest extent permitted by Pennsylvania law as from time to time in effect the personal liability of the Company's directors for monetary damages, and authorize the Company, except as prohibited by law, to indemnify directors, officers, employees and others against liabilities and expenses incurred by them in connection with the performance of their duties to the Company. The classified Board article provision and the anti-"greenmail" provision may have certain anti-takeover effects.

  The Company is governed by certain "anti-takeover" provisions in the Pennsylvania Business Corporation Law (the "PCBL"). Chapter 25 of the PBCL contains several anti-takeover provisions that apply to registered corporations such as the Company. Section 2538 of the PBCL provides that if an interested shareholder of a registered corporation (together with others acting jointly or in concert therewith and affiliates thereof) (i) is to be a party to a merger or consolidation, a share exchange or certain sales of assets involving such corporation or a subsidiary thereof; (ii) is to receive a disproportionate amount of any of the securities of any corporation surviving or resulting from a division of such corporation; (iii) is to be treated differently from others holding shares of the same class in a voluntary dissolution of such corporation; or (iv) is to have his or her percentage of voting or economic share interest in such corporation materially increased relative to substantially all other shareholders in a reclassification, then the transactions being proposed must be approved by the affirmative vote of the holders of shares representing at least a majority of the votes that all shareholders (other than the interested shareholder) are entitled to cast with respect to such transaction, excluding all such voting shares beneficially owned by such interested shareholder. Such special voting requirement does not apply if the transaction being proposed has been approved in a prescribed manner by such corporation's board of directors or certain other conditions (including the amount of consideration to be paid to certain shareholders) are satisfied or the transaction involves certain subsidiaries.

  Section 2555 of the PBCL may apply to a transaction between a registered corporation and an interested shareholder thereof, notwithstanding that
Section 2538 is also applicable. Section 2555 prohibits such a corporation from engaging in a business combination with an interested shareholder unless:
(i) the board of directors of such corporation gives prior approval to the proposed transaction or gives prior approval to the interested shareholder's acquisition of 20% of the shares entitled to vote in an election of directors of such corporation, (ii) the interested shareholder owns at least 80% of the stock of such corporation entitled to vote in an election of directors and, no earlier than three months after such interested shareholder reaches such 80% level, the majority of the remaining shareholders approve the proposed transaction and shareholders receive a minimum "fair price" for their shares in the transaction and the other conditions of Section 2556 of the PBCL are met, (iii) holders of all outstanding common stock approve the transaction,
(iv) no earlier than 5 years after the interested shareholder acquired the 20%, a majority of the remaining shares entitled to vote in an election of directors approve the transaction, or (v) no earlier than 5 years after the interested shareholder acquired the 20%, a majority of all the shares approve the transaction, all shareholders receive a minimum fair price for their shares, and certain other conditions are met.

  The Company's Articles also provide that the Company may not engage in any stock repurchases at prices greater than the current fair market value from an interested shareholder. Under the PBCL, when a person or group of persons acting in concert holds 20% of the shares of a registered corporation entitled to vote in the election of directors (a "Control Group"), on the occurrence of the transaction that makes the group a control group, any other shareholder of the registered corporation who objects can, under procedures set forth in the statute, require the Control Group to purchase his or her shares at "fair value," as defined in the PBCL.

  The PBCL also contains certain provisions applicable to a registered corporation such as the Company which, under certain circumstances, permit a corporation to redeem "control shares," as defined in the PBCL, remove the voting rights of control shares and require the disgorgement of profits by a "controlling person," as defined in the PBCL.

  The transfer agent and registrar for the Common Stock is First Chicago Trust Company of New York.

         DESCRIPTION OF TRUST PREFERRED SECURITIES AND TRUST GUARANTEE

Trust Preferred Securities

  The Declaration pursuant to which the Alcoa Trust is organized will be replaced by an Amended and Restated Trust Agreement (the "Trust Agreement") which will authorize the Trustees of the Alcoa Trust to issue on behalf of the Alcoa Trust one series of Trust Preferred Securities and one series of Trust Common Securities (together, the "Trust Securities"). The Trust Preferred Securities will be issued to the public pursuant to the Registration Statement of which this Prospectus forms a part, and the Trust Common Securities will be issued directly or indirectly to the Company.

  The Trust Preferred Securities will have such terms, including dividends, redemption, voting, conversion, liquidation rights and such other preferred, deferred or other special rights or such restrictions as shall be set forth in the Trust Agreement or made part of the Trust Agreement by the Trust Indenture Act. Reference is made to the applicable Prospectus Supplement relating to the Trust Preferred Securities of the Alcoa Trust for specific terms, including
(i) the distinctive designation of Trust Preferred Securities, (ii) the number of Trust Preferred Securities issued by the Alcoa Trust, (iii) the annual dividend rate (or method of determining such rate) for Trust Preferred Securities issued by the Alcoa Trust and the date or dates upon which such dividends shall be payable, (iv) whether dividends on Trust Preferred Securities issued by the Alcoa Trust shall be cumulative, and, in the case of Trust Preferred Securities having such cumulative dividend rights, the date or dates or method of determining the date or dates from which dividends on Trust Preferred Securities issued by the Alcoa Trust shall be cumulative, (v) the amount or amounts which shall be paid out of the assets of the Alcoa Trust to the holders of Trust Preferred Securities of the Alcoa Trust upon voluntary or involuntary dissolution, winding-up or termination of the Alcoa Trust, (vi) the terms and conditions, if any, under which Trust Preferred Securities of the Alcoa Trust may be converted into shares of capital stock of the Company, including the conversion price per share and the circumstances, if any, under which any such conversion right shall expire, (vii) the terms and conditions, if any, upon which the related series of the Subordinated Debt Securities of the Company may be distributed to holders of Trust Preferred Securities of the Alcoa Trust, (ix) the obligation, if any, of the Alcoa Trust to purchase or redeem Trust Preferred Securities issued by the Alcoa Trust and the price or prices at which, the period or periods within which and the terms and conditions upon which Trust Preferred Securities issued by the Alcoa Trust shall be purchased or redeemed, in whole or in part, pursuant to such obligation, (x) the voting rights, if any, of Trust Preferred Securities issued by the Alcoa Trust in addition to those required by law, including the number of votes per Trust Preferred Security and any requirement for the approval by the holders of Trust Preferred Securities, as a condition to specified action or amendments to the Trust Agreement, and (xi) any other relevant rights, preferences, privileges, limitations or restrictions of Trust Preferred Securities issued by the Alcoa Trust consistent with the Trust Agreement or with applicable law. Pursuant to the Trust Agreement, the Property Trustee will own the Subordinated Debt Securities of the Company purchased by the Alcoa Trust for the benefit of the holders of the Trust Preferred Securities and the Trust Common Securities. The payment of dividends out of money held by the Alcoa Trust, and payments upon redemption of Trust Preferred Securities or liquidation of the Alcoa Trust, will be guaranteed by the Company to the extent described under "--Trust Guarantee."

  Certain United States Federal income tax considerations applicable to an investment in Trust Preferred Securities will be described in the Prospectus Supplement relating thereto.

  In connection with the issuance of Trust Preferred Securities, the Alcoa Trust will also issue one series of Trust Common Securities. The Trust Agreement will authorize the Regular Trustees of the Alcoa Trust to issue on behalf of the Alcoa Trust one series of Trust Common Securities having such terms, including dividends, conversion, redemption, voting, liquidation rights or such restrictions as shall be set forth therein. Except as otherwise provided in the Prospectus Supplement relating to the Trust Preferred Securities, the terms of the Trust Common Securities issued by the Alcoa Trust will be substantially identical to the terms of the Trust Preferred Securities issued by the Alcoa Trust, and the Trust Common Securities will rank pari passu, and payments will be made thereon pro rata with the Trust Preferred Securities, except that, upon an event of default under the Trust Agreement, the rights of the holders of the Trust Common Securities to payment in respect of dividends and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Trust Preferred Securities. Except in certain limited circumstances, the Trust Common Securities will also carry the right to vote and appoint, remove or replace any of the Trustees of the Alcoa Trust. All of the Trust Common Securities of the Alcoa Trust will be directly or indirectly owned by the Company.

  The Company and certain of its subsidiaries maintain deposit accounts and conduct other banking transactions, including borrowings in the ordinary course of business, with the Property Trustee.

Trust Guarantee

  Set forth below is a summary of information concerning the Trust Guarantee which will be executed and delivered by the Company for the benefit of the holders of Trust Preferred Securities. The accompanying Prospectus Supplement will describe any significant differences between the actual terms of the Trust Guarantee and the summary below. The following summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Trust Guarantee, which is filed with the Commission and incorporated by reference as an exhibit to the Registration Statement of which this Prospectus forms a part.

  General. The Company will irrevocably and unconditionally agree, to the extent set forth in the Trust Guarantee, to pay in full, to the holders of Trust Preferred Securities, the Trust Guarantee Payments (as defined below) (except to the extent paid by the Alcoa Trust), as and when due, regardless of any defense, right of set-off or counterclaim which the Alcoa Trust may have or assert. The following payments with respect to the Trust Preferred Securities to the extent not paid by the Alcoa Trust (the "Trust Guarantee Payments") will be subject to the Trust Guarantee (without duplication): (i) any accrued and unpaid dividends which are required to be paid on the Trust Preferred Securities, to the extent the Alcoa Trust shall have funds legally available therefor, (ii) the redemption price, including all accrued and unpaid dividends (the "Redemption Price"), payable out of funds legally available therefor, with respect to any Trust Preferred Securities called for redemption by the Alcoa Trust and (iii) upon a liquidation of the Alcoa Trust (other than in connection with the distribution of Subordinated Debt Securities of the Company to the holders of the Trust Preferred Securities or the redemption of all of the Trust Preferred Securities issued by the Alcoa Trust), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid dividends on the Trust Preferred Securities to the date of payment and (b) the amount of assets of the Alcoa Trust remaining available for distribution to holders of Trust Preferred Securities in liquidation of the Alcoa Trust. The Company's obligation to make a Trust Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of Trust Preferred Securities or by causing the Alcoa Trust to pay such amounts to such holders.

  Covenants of the Company. In the Trust Guarantee, the Company will covenant that, so long as any Trust Preferred Securities issued by the Alcoa Trust remain outstanding, if there shall have occurred any event that would constitute an event of default under the Trust Guarantee or the Trust Agreement, then (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of its Common Stock (other than (i) purchases or acquisitions of shares of Common Stock in connection with the satisfaction by the Company of its obligations under any employee benefit plan, (ii) as a result of a reclassification of the Company's Common Stock or the exchange or conversion of one class or series of the Company's Common Stock for another class or series of the Company's Common Stock, (iii) the purchase of fractional interests in shares of the Company's Common Stock pursuant to the conversion or exchange provisions of such Common Stock of the Company or the security being converted or exchanged or (iv) purchases or acquisitions of shares of Common Stock to be used in connection with acquisitions of Common Stock by shareholders pursuant to the Company's dividend reinvestment plan) or make any guarantee payments with respect to the foregoing and (b) the Company shall not make any payment of principal or premium, if any, on or repurchase any debt securities (including guarantees) other than at stated maturity issued by the Company which rank pari passu with or junior to the Subordinated Debt Securities.

  Amendment and Assignment. Except with respect to any changes which do not adversely affect the rights of holders of Trust Preferred Securities (in which case no vote will be required), the Trust Guarantee with respect to the Trust Preferred Securities may be changed only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding Trust Preferred Securities. The manner of obtaining any such approval of holders of the Trust Preferred Securities will be as set forth in an accompanying Prospectus Supplement. All guarantees and agreements contained in the Trust Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Trust Preferred Securities then outstanding.

  Termination of the Trust Guarantee. The Trust Guarantee will terminate as to the Trust Preferred Securities issued by the Alcoa Trust (a) upon full payment of the redemption price of all Trust Preferred Securities of the Alcoa Trust,
(b) upon distribution of the Subordinated Debt Securities of the Company held by the Alcoa Trust to the holders of the Trust Preferred Securities of the Alcoa Trust or (c) upon full payment of the amounts payable in accordance with the Trust Agreement upon liquidation of the Alcoa Trust. The Trust Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Trust Preferred Securities issued by the Alcoa Trust must restore payment of any sums paid under such Trust Preferred Securities or such Trust Guarantee. The subordination provisions of the Subordinated Debt Securities and the Trust Guarantee, respectively, will provide that in the event payment is made on the Subordinated Debt Securities or the Trust Guarantee in contravention of such provisions, such payments will be paid over to the holders of Senior Debt.

  Ranking of the Trust Guarantee. The Trust Guarantee will constitute an unsecured obligation of the Company and will rank (i) subordinate and junior in right of payment to all other liabilities of the Company, (ii) pari passu with the most senior preferred or preference stock, if any, hereafter issued by the Company and with any guarantee hereafter entered into by the Company in respect of any preferred or preference stock or interests of any affiliate of the Company and (iii) senior to the Company's Common Stock. The Trust Agreement will provide that each holder of Trust Preferred Securities by acceptance thereof agrees to the subordination provisions and other terms of the Trust Guarantee.

  The Trust Guarantee will constitute a guarantee of payment and not of collection. The Trust Guarantee will be deposited with the Property Trustee to be held for the benefit of the Trust Preferred Securities. The Property Trustee will have the right to enforce the Trust Guarantee on behalf of the holders of the Trust Preferred Securities. The holders of not less than a majority in aggregate liquidation amount of the Trust Preferred Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available in respect of the Trust Guarantee, including the giving of directions to the Property Trustee. If the Property Trustee fails to enforce the Trust Guarantee as above provided, any holder of Trust Preferred Securities may institute a legal proceeding directly against the Company to enforce its rights under the Trust Guarantee, without first instituting a legal proceeding against the Alcoa Trust, or any other person or entity. The Trust Guarantee will not be discharged except by payment of the Trust Guarantee Payments in full to the extent not paid by the Alcoa Trust, and by complete performance of all obligations under the Trust Guarantee.

  Governing Law. The Trust Guarantee will be, governed by and construed in accordance with, the laws of the State of New York.

                             PLAN OF DISTRIBUTION

  The Company and/or the Alcoa Trust, as the case may be, may sell Offered Securities to one or more underwriters for public offering and sale by them or may sell Offered Securities to investors directly or through agents. Any such underwriter or agent involved in the offer and sale of the Offered Securities will be named in an applicable Prospectus Supplement.

  Underwriters may offer and sell the Offered Securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Company and/or the Alcoa Trust, as the case may be, also may, from time to time, authorize underwriters acting as the Company's and/or the Alcoa Trust's agents to offer and sell the Offered Securities upon the terms and conditions as shall be set forth in any Prospectus Supplement. In connection with the sale of Offered Securities, underwriters may be deemed to have received compensation from the Company and/or the Alcoa Trust in the form of underwriting discounts or commissions and may also receive commissions from purchasers of Offered Securities for whom they may act as agent. Underwriters may sell Offered Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

  Any underwriting compensation paid by the Company and/or the Alcoa Trust to underwriters or agents in connection with the offering of Offered Securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in an applicable Prospectus Supplement. Underwriters, dealers and agents participating in the distribution of the Offered Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the Offered Securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements with the Company and/or the Alcoa Trust, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Act, and to reimbursement by the Company and/or the Alcoa Trust for certain expenses.

  If so indicated in an applicable Prospectus Supplement, the Company and/or the Alcoa Trust will authorize dealers acting as the Company's and/or the Alcoa Trust's agents to solicit offers by certain institutions to purchase Offered Securities from the Company and/or the Alcoa Trust at the public offering price set forth in such Prospectus Supplement pursuant to Delayed Delivery Contracts ("Contracts") providing for payment and delivery on the date or dates stated in such Prospectus Supplement. Each Contract will be for an amount not less than, and the aggregate amount of Offered Securities sold pursuant to Contracts shall be not less nor more than, the respective amounts stated in such Prospectus Supplement. Institutions with whom Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but will in all cases be subject to the approval of the Company and/or the Alcoa Trust. Contracts will not be subject to any conditions except (i) the purchase by an institution of the Offered Securities covered by its Contracts shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject, and (ii) if the Offered Securities are being sold to underwriters, the Company and/or the Alcoa Trust shall have sold to such underwriters the total principal amount of the Offered Securities less the principal amount thereof covered by Contracts. Agents and underwriters will have no responsibility in respect of the delivery or performance of Contracts.

  Each underwriter, dealer and agent participating in the distribution of any Offered Securities which are issuable in bearer form will agree that it will not offer, sell or deliver, directly or indirectly, Offered Securities in bearer form in the United States or to United States persons (other than qualifying financial institutions) during the restricted period (as defined in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)).

  All Offered Securities will be a new issue of securities with no established trading market. Any underwriters to whom Offered Securities are sold by the Company and/or the Alcoa Trust for public offering and sale may make a market in such Offered Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the secondary market for any Offered Securities.

  Certain of the underwriters or agents and their associates may be customers of, engage in transactions with and perform services for the Company and its subsidiaries in the ordinary course of business.

                                LEGAL OPINIONS

  Unless otherwise indicated in the applicable Prospectus Supplement, the validity of the Company Securities will be passed upon for the Company by Denis A. Demblowski, Esq., Senior Counsel of the Company. The validity of the Trust Preferred Securities will be passed upon for the Alcoa Trust by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, special counsel to the Company and the Alcoa Trust. The validity of the Offered Securities will be passed upon for any underwriters or agents by Cravath, Swaine & Moore, New York, New York. Mr. Demblowski is a participant in the stock option plan and various other employee benefit plans offered to employees of the Company.

                                    EXPERTS

  The consolidated financial statements and related schedules in the Company's Annual Report on Form 10-K for the year ended December 31, 1997, incorporated by reference in this Prospectus, have been incorporated herein by reference in reliance upon the reports of PricewaterhouseCoopers LLP given upon their authority as experts in auditing and accounting.

                         PRINCIPAL OFFICE OF ALCOA INC.

                             Alcoa Corporate Center
                              201 Isabella Street
                      Pittsburgh, Pennsylvania 15212-5858

                       TRUSTEE AND PRINCIPAL PAYING AGENT

              Chase Manhattan Trust Company, National Association
                               One Oxford Centre
                                301 Grant Street
                         Pittsburgh, Pennsylvania 15219

                    LUXEMBOURG PAYING AGENT & TRANSFER AGENT

                         Deutsche Bank Luxembourg S.A.
                          Boulevard F. D. Roosevelt 14
                               L-2450 Luxembourg

                                 LEGAL ADVISORS

                To Alcoa                          To the Underwriters


           Thomas F. Seligson                   Cravath, Swaine & Moore
                Counsel                            825 Eighth Avenue
               Alcoa Inc.                       New York, New York 10019
         Alcoa Corporate Center
          201 Isabella Street
  Pittsburgh, Pennsylvania 15212-5858

                            INDEPENDENT ACCOUNTANTS

                           PricewaterhouseCoopers LLP
                                600 Grant Street
                         Pittsburgh, Pennsylvania 15219

                                 LISTING AGENT

                         Deutsche Bank Luxembourg S.A.
                          Boulevard F. D. Roosevelt 14
                               L-2450 Luxembourg